As filed with the Securities and Exchange Commission on
              August 14, 1997
              Registration No.

    SECURITIES AND EXCHANGE COMMISSION
          Washington, D.C.  20549

             AMENDMENT NO. 1
                    TO
                 FORM SB-2

     REGISTRATION STATEMENT UNDER THE
          SECURITIES ACT OF 1933

           Franks' Express, Inc.
(Name of small business issuer in its charter)

Colorado                  6770                      84-1170846
(State or jurisdiction    Primary Standard         (IRS Employer
of incorporation           Industrial              Identification
or organization)          Classification Code       No.)
                              Number)


         12146 East Amherst Circle
         Aurora, Colorado,  80014
              (303) 695-9554

(Address and telephone number of Registrant's principal executive offices)







              Charles Burton
          2903 South Uinta Street
          Denver, Colorado  80231
              (303) 696-7523
(Name, address, and telephone number of agent for service)

                 Copy to:
          David M. Summers, Esq.
5670 Greenwood Plaza Boulevard, Suite 422
        Englewood, Colorado  80111
              (303) 220-5420

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.



 (Cover Page Continues on Following Page)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.

           CALCULATION OF REGISTRATION FEE
________________________________________________________________________________
Title of each   Amount to      Proposed maximum   Proposed maximum    Amount of
class of        be registered  Offering price   aggregate offering  registration
securities to                                                           fee
be registered
________________________________________________________________________________
Common shares 100,000       $1.00                $100,000       $30.00
________________________________________________________________________________

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section
8(a), may determine.











                CROSS REFERENCE SHEET

    Showing location in Prospectus of information required by Part 1 of Form SB-2

       Item Number and Caption          Prospectus Heading

1.  Front of Registration               Outside Front Cover Page of
    Statement and Outside Front            Prospectus
    Cover of Prospectus

2.  Inside Front and Outside Back      Inside Front and Outside Back
     Cover Pages of Prospectus           Cover of Prospectus

3.  Summary Information                Prospectus Summary;
     and Risk Factors                   Risk Factors

4.  Use of Proceeds                     Use of Proceeds

5.  Determination                     Outside Front Cover
     of Offering                       Page of Prospectus;
     Price                             Plan of Distribution

6.  Dilution                            Dilution

7.  Selling Security Holders            Not Applicable

8.  Plan of Distribution                Outside Front Cover of
                                          Prospectus;  Plan of
                                          Distribution

9.  Legal Proceedings                   Legal Proceedings

10. Directors, Executive Officers,      Management
     Promoters and Control Persons

11.  Security Ownership of Certain      Security Ownership of
     Beneficial Owners and                Management and Principal
     Management                              Shareholders

12.  Description of Securities          Description of Securities

13.  Interest of Named Experts          Legal Matters
     and Counsel

        Item Number and Caption         Prospectus Heading

14.  Disclosure of Commission           Not Applicable
     Position on  Indemnification
     for Securities Act Liabilities

15.  Organization Within Last Five      Not Applicable
     Years

16.  Description of Business            Business

17.  Management's Discussion            Not Applicable
     and Analysis or Plan of
     Operation

18.  Description of Property            Business

19.  Certain Relationships and          Certain Relationships and
     Related Transactions                  Related Party Transactions

20.  Market for Common Equity and       Outside Front Cover Page of
     Related Stockholder Matters        Prospectus; Risk Factors; Plan
                                        of Distribution; Description of
                                        Securities

21.  Executive Compensation             Executive Compensation

22.  Financial Statements               Index to Financial Statements

23.  Changes In and Disagreements       Not Applicable
     With Accountants on Accounting
     and Financial Disclosure

                PROSPECTUS

           Franks' Express, Inc.
         (a Colorado Corporation)
         12146 East Amherst Circle
          Aurora, Colorado  80014

50,000 Shares Minimum/100,000 Shares Maximum of
Common Stock

     Franks' Express, Inc., a Colorado corporation (the "Company") is offering for sale a minimum of 50,000 shares and a maximum of 100,000 shares of its $.0001 par value common stock ("Shares"). The Shares are being offered and sold primarily by officers and directors of the Company. Registered broker-dealers may also participate in the offering, but no such broker-dealers have been identified as of the date of this Prospectus. If less than the minimum amount of Shares are sold within four (4) months from the effective date of this Prospectus, all funds received by the Company from subscribers will be promptly returned without interest or deduction for expenses. (See "PLAN OF DISTRIBUTION.")

     THESE ARE SPECULATIVE SECURITIES,
INVOLVING A HIGH DEGREE OF RISK AND
IMMEDIATE AND SUBSTANTIAL DILUTION.   THESE
SECURITIES SHOULD ONLY BE PURCHASED BY
PERSONS WHO CAN AFFORD TO LOSE THEIR
ENTIRE INVESTMENT.  (See "RISK FACTORS.")
PURCHASERS OF SECURITIES OFFERED BY THIS
PROSPECTUS MUST BE RESIDENTS OF COLORADO,
CALIFORNIA, FLORIDA, ILLINOIS, NEVADA,
ILLINOIS, NEVADA, NEW YORK OR UTAH, AND TO
THE EXTENT THAT A TRADING MARKET FOR THE
COMPANY'S SECURITIES DEVELOPS IN THE FUTURE,
THE SECURITIES OFFERED BY THIS PROSPECTUS
MAY BE RESOLD ONLY TO RESIDENTS OF THOSE
STATES.   (See "RISK FACTORS --  State Blue Sky
Registration; Restricted Resales of the Securities.)

     In the event the minimum offering amount is raised prior to the end of the four (4) month offering period, the Company may, at its discretion, close the offering, or continue the offering until the expiration of the four (4) month offering period, or until the maximum offering amount ($100,000) is raised, whichever occurs first. In the event the minimum offering is sold, any monies held in escrow will be released to the Company upon compliance with additional conditions specified in SEC Rule 419. (See
 "PLAN OF DISTRIBUTION.")

           Price to Public  Commissions(1) Proceeds to Company(2)
Per Share     $      1.00   $      .10            $      .90
Minimum       $ 50,000.00   $ 5,000.00            $45,000.00
Maximum       $100,000.00   $10,000.00            $90,000.00

(See Footnotes to the table on the following page)
The date of this Prospectus is August 14, 1997.

(1) The offering is being sold by officers and directors of the Company to whom no commission or other offering remuneration will be paid. Registered broker-dealers are also permitted to make sales of Shares, but no such broker-dealers have been identified as of the date of this Prospectus. The Company may pay commissions of up to ten percent (10%) of any offering proceeds raised by one or more registered broker-dealers or their representatives. The table has been prepared using the assumption that the maximum commission will be paid on all Shares sold.

(2) Proceeds to Company have been computed after deduction of the maximum commissions, and prior to the deduction of other offering expenses estimated to be approximately $25,000. Proceeds from the sale of Shares will be deposited in escrow by noon of the business day following receipt thereof with Corporate Stock Transfer, in Denver, Colorado. In the event that 50,000 Shares, having a subscription price of $50,000 are not sold within four (4) months from the effective date of this Prospectus, all proceeds raised will be promptly returned to investors without interest, and without deducting any expenses incurred in connection with this offering.

     Although the Company intends to seek to have its common stock listed on the NASD Bulletin Board following this offering, there is no market for the Company's common stock as of the date of this Prospectus, and there can be no assurance that a public market for the Company's common stock will develop, or if so developed, will be sustained to any extent, given the small size of this offering and the Company's limited shareholder base. (See "RISK
FACTORS" and "DESCRIPTION OF SECURITIES.")

     The offering price of the Shares has been determined by the Company without regard to any traditional established criteria of value. The price was selected because the Company believes the Shares can best be sold at this price.

     THESE SECURITIES HAVE NOT BEEN
APPROVED OR DISAPPROVED BY THE SECURITIES
AND EXCHANGE COMMISSION, NOR HAS THE
SECURITIES AND EXCHANGE COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS
ROSPECTUS.  ANY REPRESENTATION TO THE
CONTRARY IS A CRIMINAL OFFENSE.

     THE COMPANY'S OFFICERS, DIRECTORS, AND
EXISTING SHAREHOLDERS MAY PURCHASE A
PORTION OF THE SHARES OFFERED BY THIS
PROSPECTUS UPON THE SAME TERMS AND
CONDITIONS AS OTHER INVESTORS IN THIS
OFFERING.  THE AGGREGATE NUMBER OF SHARES
WHICH MAY BE PURCHASED BY SUCH OFFICERS,
DIRECTORS AND EXISTING SHAREHOLDERS,
HOWEVER, SHALL NOT EXCEED 50% OF THE
NUMBER OF SHARES SOLD IN THIS OFFERING TO
OTHER INVESTORS.

     The Shares are offered by the Company, subject to prior sale, allotment, acceptance, withdrawal, cancellation or modification of the offering. Any modification to the offering will be made by means of an amendment to the Prospectus. The Company reserves the right to withdraw or cancel the offering without notice, and to reject any orders, in whole or in part, for the purchase of any of the offered Shares.

     The Company will make available to its shareholders an Annual Report on Form 10-K containing financial information audited and reported upon by independent certified public accountants, and it may also provide unaudited quarterly or other interim reports as it deems appropriate. The Company is a "reporting company" under the Securities Exchange Act of 1934 and will comply with the periodic reporting requirements of the Securities
Exchange Act of 1934. When such reports, proxy statements and other information are filed by the Company with the Securities and Exchange Commission (the
"Commission"), they will be available for inspection and copying at the Public Reference section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W.,
Washington, D.C. 20549, and the regional offices of the Commission at Citicorp Center 300 West Madison Street,
Suite 1400, Chicago, Illinois  10048, at prescribed rates.
The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of the Web site is (http://www.sec.gov).

     The Company will provide without charge to each person who receives this Prospectus, upon written or oral request of such person, a copy of any of the information that was incorporated by reference in the Prospectus (excluding exhibits to the information that is incorporated by reference, unless the exhibits are themselves specifically incorporated by reference), by directing written requests to Mr. Charles Burton at 2903 South Uinta Street, Denver, Colorado 80231, and oral requests to Mr. Burton at (303) 696-7523.

          ADDITIONAL INFORMATION

     A registration statement on Form SB-2, including amendments thereto, relating to the Shares offered by this Prospectus has been filed by the Company with the Securities and Exchange Commission in Washington, D.C.
This Prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to such registration statement. For further information with respect to the Company and the Shares offered by this Prospectus, reference is made to such registration statement, exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or other document referred to in this Prospectus are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference. A copy of the registration statement may be inspected without charge at the Commission's principal offices in Washington, D.C., and copies of all or any part thereof may be obtained from the Commission upon the payment of certain fees prescribed by the Commission.

     Reports to Shareholders. Pursuant to the requirements of the Securities Exchange Act of 1934, the Company will make available annual reports to shareholders which will include audited financial statements reported on by its certified public accountants. In addition, the Company may make available quarterly or other interim reports to shareholders containing unaudited financial statements or financial information.

             TABLE OF CONTENTS

                                   Page

PROSPECTUS SUMMARY . . . . . .      1

RISK FACTORS . . . . . . . . .      7

DILUTION . . . . . . . . . . .     20

COMPARATIVE DATA . . . . . . .     22

USE OF PROCEEDS. . . . . . . .     22

PLAN OF DISTRIBUTION . . . . . . . 24

LEGAL PROCEEDINGS. . . . . . .     25

MANAGEMENT . . . . . . . . . .     26

BUSINESS . . . . . . . . . . .     27

SECURITY OWNERSHIP OF MANAGEMENT
AND  PRINCIPAL SHAREHOLDERS. .     34

DESCRIPTION OF SECURITIES. . . . . 35

CERTAIN RELATIONSHIPS AND RELATED
PARTY TRANSACTIONS. . . . . . . .  36

EXECUTIVE COMPENSATION . . . .     37

LEGAL MATTERS. . . . . . . . .     38

TRANSFER AGENT . . . . . . . .     38

EXPERTS. . . . . . . . . . .       38

INDEX TO FINANCIAL STATEMENTS. . . F-1

            PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements
(including the notes to the same) appearing elsewhere in this Prospectus. Each prospective investor is urged to read this Prospectus in its entirety.

                The Company
Business Objectives

     The Company was incorporated under the laws of the
State of Colorado on May 17, 1991, for the purpose of engaging in the retail food service business. The Company closed its restaurants and a retail ice cream and candy shop in November of 1993 and has not conducted any material
business activities since that time.   The Company's current
business objective is to seek to effect a merger, exchange of capital stock, asset acquisition or other similar business combination (a "Business Combination") with an operating or development stage business (a "Target Business") which the Company believes has significant growth and profit potential. The implementation of the Company's business objective is contingent upon the successful sale of the shares of Common Stock in this Offering. (See
 "BUSINESS.") The Company will not engage in any substantive commercial business immediately following this Offering and for an indefinite period of time following this Offering.

     The Company has no plan, proposal, agreement, understanding or arrangement to acquire or merge with any specific business or company, and the Company has not identified any specific business or company for investigation
      and evaluation.  The Company intends to utilize the net proceeds of this offering, equity securities, debt securities, bank and other borrowing or a combination the same to effect a Business Combination. The Company will not restrict its search to any particular business, industry, or geographical location, and management reserves the right toevaluate and enter into any type of business in any location. The Company may participate in newly organized business venture or a more established company entering a new phase of growth or in need of additional capital to overcome existing financial problems. Most likely, the Target Business will be primarily located in the United States, although the Company reserves the right to acquire a Target Business primarily located outside the United
States.

     As a result, of among other things, management's broad discretion with respect to the specific allocation of the net proceeds of this Offering, this Offering is characterized as a "blank check" offering. While the Company may, under certain circumstances, seek to effect Business Combinations with more than one Target Business, the Company will not expend less than 80% of the net proceeds derived from this Offering.

     While the Company may, under certain
circumstances, seek to effect Business Combinations with more than one Target Business, in all likelihood, as a result of its limited resources, the Company will have the ability to effect only a single Business Combination with a Target Business. The Company does not intend to register as a broker-dealer, merge with or acquire a registered broker-dealer, or otherwise become a member of the NASD. None of the Company's officers, directors or promoters, and no other affiliate of the Company has had any preliminary contact or discussions with any representative of any other company regarding the possibility of an acquisition or merger between the Company and such other company. The Company and its promoters know of no person or group of persons who are likely to purchase, beneficially own or control any portion of the securities offered by this Prospectus. There are no plans, proposals or arrangements or understandings with respect to the sale of additional securities to affiliates, current shareholders or others following this offering prior to the identification of a business opportunity for a Business Combination.

     Although the Company will provide relevant information regarding any selected Target Business in connection with a reconfirmation offer, the Company does not intend to provide the Company's security holders with a complete set of disclosure documents concerning the Target
Business (which would include audited financial statements) prior to the consummation of any merger or acquisition transaction.

Business Experience of Principals

     The executive officers and the other directors of the Company have business experience which has provided them with skills which the Company believes will be helpful in evaluating potential Target Businesses and negotiating a Business Combination.

Possible Retention of Investment Banker

     The Company may retain an investment banking firm to aid in identifying, evaluating, structuring, negotiating and consummating a Business Combination.

Investors' Rights to Reconfirm Investment Under SEC
Rule 419

General

     The Securities and Exchange Commission ("SEC ")
has adopted SEC Rule 419 relating to "blank check" issuers (companies that have no specific business plan or have indicated that their plan is to engage in a merger or acquisition with an unidentified company). This rule provides that upon consummation of the offering there be deposited into an escrow or special account all proceeds received, less underwriting commissions and certain expenses, and all securities issued.  The net offering
proceeds (less 10% which may be withdrawn for expenses)
must remain in escrow until the earlier of, an acquisition meeting certain criteria and affirmation of the offering, or 18
months.   During such escrow period no trading in the
"blank check" issuer's securities may take place. Inasmuch as the Company is planning to engage in a merger or acquisition with an unidentified company, the Company will be subject to SEC Rule 419.

Deposit of Offering Proceeds and Securities

     SEC Rule 419 requires that the net offering proceeds, after deduction for underwriting compensation and offering expenses and all securities to be issued be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities," respectively) governed by an agreement which contains certain terms and provisions specified by the rule. Under SEC Rule 419, the Deposited Funds (less 10% otherwise releasable under the rule) and the Deposited Securities will be released to the Company and to investors, respectively, only after the Company has met the following three conditions. First, the Company must execute an agreement for an acquisitions(s) meeting certain prescribed criteria. Second, the Company must successfully complete a reconfirmation offering which includes certain prescribed terms and conditions. Third, the acquisition(s) meeting the prescribed criteria must be consummated (See "Prescribed Acquisition Criteria" and "Reconfirmation Offering" within this section.) Accordingly, the Company has entered into an escrow agreement with Corporate Stock Transfer, Denver, Colorado ( the "Escrow Agent") which provides that:

     (1) The net proceeds (gross proceeds after deduction of commissions) will be deposited into an escrow account maintained by the Escrow Agent promptly after the successful completion of the offering. Except for the 10% of the Deposited Funds, which may be released to the Company, the Deposited Funds and interest or dividends thereon, if any, will be held for the sole benefit of the investors and can be invested only in a bank savings account, a money market fund, or federal government securities or securities guaranteed as to principal and interest by the federal government.

    (2) All securities issued in connection with the offering and any other securities issued with respect to those securities, including securities issued with respect to stock splits, stock dividends, or similar rights, will be deposited directly into escrow with the Escrow Agent promptly upon issuance. Certificates for the Deposited Securities will be issued in the names of the investors. Accordingly, the Deposited Securities are deemed to be issued and outstanding, and are held by the Escrow Agent for the sole benefit of the investors who retain voting rights with respect to the Deposited Securities. The Deposited Securities held in escrow may not be transferred, disposed of, nor any interest created therein, other than by will or the laws of descent and distribution, or, pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or the Employee Retirement Income Security Act.

     (3) Warrants, convertible securities, or other derivative securities relating to securities held in escrow, if any, may be exercised or converted in accordance with their terms; provided, however, that the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion, are to be promptly deposited into escrow.


Prescribed Acquisition Criteria

     SEC Rule 419 requires that before the Deposited
Funds and the Deposited Securities can be released, the Company must first execute one or more agreements to acquire one or more acquisition candidates meeting certain specified criteria. The agreement must provide the acquisition of a business or assets for which the fair market value of the business represents at least 80% of the offering proceeds, (excluding underwriting commissions, underwriting expenses, and dealer allowances payable to non-affiliates).
For purpose of the offering, the estimated fair value of the business or assets to be acquired must therefore be at least $72,000 if the entire offering is sold entirely through broker-dealers, or $36,000 if only the minimum offering is sold entirely through broker-dealers. Once an acquisition agreement meeting the above criteria has been executed, the Company must successfully complete the mandated reconfirmation offering and consummate the acquisition.

Any agreement pertaining to an acquisition will include a condition precedent to the effect that investors representing 80% of the offering proceeds must elect to reconfirm their investment in the Shares, all as provided in SEC Rule 419.

     It is possible that the Company may propose to acquire a business in the development stage. A business is in the development stage if it is devoting substantially all of its efforts to establishing a new business, and either planned principal operations have commenced or planned principal operations have commenced, but there has been no significant revenue therefrom. As described above, under SEC Rule 419 the Company must acquire a business or assets for which the fair value of the business represents at least 80% of the net offering proceeds. Therefore, the Company's ability to acquire a business in the development stage may be limited to the extent it cannot locate such businesses with a fair value high enough to satisfy the requirements of SEC Rule 419.

Post Effective Amendment

     Once the agreement governing the acquisition of a business meeting the above criteria has been executed, SEC Rule 419 requires the Company to update its registration statement with a post-effective amendment ("Amendment").
The Amendment must contain information describing (a) the proposed acquisition candidate (or candidates, if more than one) and its business, including audited financial statements, (b) the outcome of this offering; and, (c) the use of the funds disbursed from escrow. The Amendment must also include the terms of the reconfirmation offer mandated by SEC Rule 419. The reconfirmation offer will include certain prescribed conditions which must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow.

Reconfirmation Offering

     A reconfirmation offer must commence within five business days after the effective date of the Amendment.
Pursuant to SEC Rule 419, the terms of the reconfirmation offer must include the following conditions:

     (1) The prospectus contained in the Amendment willbe sent to each investor whose securities are held in escrow within five business days after the effective date of the Amendment;

     (2) Each investor will have not less than 20, nor more than 45, business days from the effective date of the Amendment to notify the Company in writing, that the investor elects to remain an investor;

     (3)  If the Company does not receive written
notification from investors representing 80% of the offering proceeds (estimated at $72,000, if the entire offering is sold, or $36,000, if only the minimum offering is sold), within 45 business days following the effective date of their election to reconfirm their investments in the Shares, the Deposited Funds (and any related interest or dividends) held in escrow for all investors will be returned to them, on a pro rata basis, within five business days by first class mail or other equally prompt means;

     (4) The acquisition will be consummated only if investors representing 80% of the offering proceeds notify the Company in writing of their election to reconfirm their investments in the Shares within 45 business days following the effective date of the Amendment;

     (5) If an acquisition is consummated, any investorwho does not reconfirm his or her investment in the Shares to the Company in writing within 45 days following the effective date of the Amendment will receive his or her pro rata portion of the Deposited Funds (and any related interest or dividends) held in escrow for all investors within five business days by first class mail or other equally prompt means;

     (6) If an acquisition is not consummated by February 12, 1999 (18 months from the date of this Prospectus), the Deposited Funds then held in escrow shall be returned to all investors on a pro rata basis within five business days by first class mail or other equally prompt means.

Release of Deposited Securities and Deposited Funds

     The Deposited Funds and Deposited Securities may be released to the Company and the investors, respectively, after the Escrow Agent has received a signed representation from the Company and any other evidence acceptable to them that: the company has executed one or more agreements for the acquisition of one or more business for which the fair market value of the business represents at least 80% of the offering proceeds and has filed the required Amendment; the Amendment has been declared effective, the mandated reconfirmation offer containing the conditions prescribed by SEC Rule 419 has been completed, and the Company has satisfied all of the prescribed conditions of the reconfirmation offer; and, the acquisition of the business with the fair market value of at least 80% of the offering proceeds is consummated.

               The Offering

     This Prospectus relates to the offering by the Company of a minimum of 50,000 and a maximum of 100,000 Common Shares (par value $.0001 per share) at an offering price of $1.00 per Share (the "Shares"). This offering is made on a "best efforts" basis.

Offering Price Per Share . . . . . . . . . $  1.00

Minimum Number of Shares Offered . . . . .  50,000
Maximum Number of Shares Offered . . . . . 100,000

Common Shares Outstanding Prior to
Offering . . . . . . . . . . . . . . . . 1,000,000

Common Shares to be Outstanding
After Minimum Offering . . . . . . . . . 1,050,000

Common Shares to be Outstanding
After Maximum Offering . . . . . . . . . 1,100,000

Minimum Gross Proceeds to the Company. . . $50,000
Maximum Gross Proceeds to Company. . .    $100,000

The authorized capital stock of the Company consists of 100,000,000 shares of Common Stock (par value $.0001 per share) and 10,000,000 shares of Preferred Stock (par value
$.0001 per share).

               Risk Factors

     The securities offered by this Prospectus involve a high degree of risk and immediate substantial dilution and therefore should not be purchased by investors who cannot afford the loss of their entire investment. Prior to this offering there has been no public market for the Shares and there can be no assurance that such a market will develop after release of the Deposited Securities, especially in view of the small size of this offering and the Company's limited shareholder base. Such risk factors include, among others, the following; the Company's lack of recent profitable operating history and limited resources; the small size of this offering, its small shareholder base, no present source of revenues; intense competition in selecting a Target Business and effecting a Business Combination; and, because of the Company's limited resources, the possibility that the Company's due diligence investigation of a potential
Business Combination will be restricted, especially in the case of a Target Business outside the United States.
Investors will incur immediate substantial dilution. (See "RISK FACTORS," "DILUTION" and "USE OF
PROCEEDS.")

              Use of Proceeds

     The net proceeds to be realized by the Company from this offering if only the minimum amount being offered is sold will be approximately $45,000, assuming the maximum commission is paid on all of the Shares sold. In the event the entire offering is sold, the Company will receive net proceeds of approximately $90,000, assuming the maximum commission is paid on all of the Shares sold. The Company intends to use substantially all of the net proceeds of the offering, together with the interest earned thereon, to attempt to effect a Business Combination, including selecting and evaluating potential Target Businesses and structuring, negotiating and consummating a Business Combination
(including possible payment of finder's fees or other compensation to persons or entities which provide assistance or services to the Company and payment of travel expenses). The proceeds from this offering by the Company will be held in an escrow account maintained by the Escrow Agent, until satisfaction of certain required conditions specified in SEC Rule 419.

     To the extent that the Company's securities are used as consideration to effect a Business Combination, the balance of the net proceeds of this offering not expended will be used to finance the operations (including the possible repayment of debt) of the Target Business. No cash compensation will be paid to any officer or director in their capacities as such until after the consummation of the first Business Combination. Since the role of the Company's current directors and executive officers after a consummation of a Business Combination is uncertain, the Company has no ability to determine what remuneration, if any, will be paid to such persons after such consummation of a Business Combination.

               RISK FACTORS

THE COMMON STOCK OFFERED BY THIS
PROSPECTUS IS SPECULATIVE, INVOLVES
IMMEDIATE SUBSTANTIAL DILUTION AND A
HIGH DEGREE OF RISK, INCLUDING, BUT NOT
NECESSARILY LIMITED TO, THE SEVERAL
FACTORS DESCRIBED BELOW.  EACH
PROSPECTIVE INVESTOR SHOULD CAREFULLY
CONSIDER THE FOLLOWING RISK FACTORS
INHERENT IN AND AFFECTING THE BUSINESS OF
THE COMPANY AND THIS OFFERING BEFORE
MAKING AN INVESTMENT DECISION.

Risk Factors Relating to the Company's Business

Seeking to Achieve Public Trading Market Through Business
Combination

     While a prospective Target Business may deem a consummation of a Business Combination with the Company desirable for various reasons, a Business Combination mayinvolve the acquisition of, merger or consolidation with, a company which does not need substantial additional capital, but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, including time delays, significant expense, loss of voting control, the time and expense incurred to comply and compliance with various federal and state securities laws that regulate initial public offerings. Nonetheless, there can be no assurance that there will be an active trading market for the Company's securities following the completion of a Business Combination or, if a market does develop, no assurance as to the market price for the Company's securities.

No Recent Operating History

     The Company, which was originally incorporated on
May 17, 1991, has recently revised its business objectives
and, as of the date of this Prospectus, is attempting to seek a Business Combination. The Company has limited resources and has had no revenues since November of 1993. The Company has experienced operating losses during the past year. As of June 30, 1997, the Company had an accumulated deficit of $12,034.  (See Financial Statements
of the Company included in this Prospectus.)   In view of
the Company's lack of any operating history since November
1993, there is only a limited basis upon which to evaluate the Company's prospects for achieving its intended business objectives. The Company's officers and directors have no significant prior experience relating to the identification, evaluation and acquisition of a Target Business. Investors will be relying primarily on their ability to attempt to select a Target Business which will be profitable.

Unspecified Industry

     The Company has not yet identified any business or product for possible acquisition. Accordingly, there is no current basis for prospective investors in this Offering to evaluate the possible merits or risks of the Target Business or the particular industry in which the Company may ultimately operate. The Company faces all of the risks inherent in a new business and those risks specifically inherent in the type of business in which the Company proposes to engage, namely, the investigation and acquisition of an interest in a business. The purchase of the securities offered by this Prospectus must be regarded as the placing of funds at a high risk in a new or "start-up" venture with all of the unforeseen costs, expenses, problems, and difficulties to which such ventures are subject. (See "USE OF
PROCEEDS" and "BUSINESS.")

No Current Negotiations Regarding an Acquisition or
Merger

     None of the Company's officers, directors, or promoters, or their affiliates and associates, have had any preliminary contact or discussion, and there are no present plans, proposals, arrangements or understandings, with any representatives of the owners of any business or company regarding the possibility of an acquisition or merger transaction contemplated in this Prospectus. Therefore, there is no assurance that the Company will be successful in locating or negotiating any profitable acquisition or merger transactions in the future. (See "BUSINESS.")

Increased Risks for Potential Business Combinations

     It is possible that in seeking to effect a Business
Combination, the Company may consider a candidate base of potential Target Business that may have inherent riskier businesses than those which may be able to secure financing from more traditional sources. Such candidate base may well have sought to secure financing from banks or financial institutions, venture capitalists, or private or institutional investors, and may have been unable to procure such financing. Such rejection may have resulted from the analysis by such parties that the Target Business does not fall within parameters established by such persons or entities for investment or financing including, without limitation, substantial risk of failure. Additionally, a prospective Target
Business may be a company which does or does not need substantial additional capital, but which desires to establish a public trading market for its shares and is unable to do so on its own or wishes to avoid what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various federal and state securities laws enacted for the protection of investors.

Lack of Diversification

     In view of the limited resources of the Company, even after this offering is completed, it is likely that the Company will have the ability to effect only a single
Business Combination. Accordingly, the prospects for the Company's success will be entirely dependent upon the future performance of a single business. Unlike certain entities which have the resources to consummate several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is highly likely that the Company will not have the resources to diversify its operations or benefit from the possible spreading of risks or offsetting of losses. In addition, by consummating a Business Combination with only a single entity, the prospects for the Company's success may become dependent upon the development or market acceptance of a single or limited number of products, processes or services. Consequently, there can be no assurances that the Target Business selected by the Company will prove to be commercially viable. (See "BUSINESS.")

Additional Financing

     There currently are no limitations on the Company's ability to borrow funds to increase the amount of capital available to the Company to effect a Business Combination. However, the Company's limited resources and lack of operating history will make it difficult to borrow funds. The amount and nature of any borrowings by the Company will depend on numerous considerations, including the Company's capital requirements, the Company's perceived ability to meet debt service on any such borrowings and the then prevailing conditions in the financial markets, as well as general economic conditions. There can be no assurance that debt financing, if required or sought, would be available on terms deemed to be commercially acceptable by and in the best interests of the Company. The inability of the Company to borrow funds required to effect or facilitate a Business Combination, or to provide funds for an additional infusion of capital into a Target Business, may have a material adverse effect on the Company's financial condition and future prospects. Additionally, to the extent that debt financing ultimately proves to be available, any borrowings may subject the Company to various risks traditionally associated with indebtedness, including the risks of interest rate fluctuations and insufficiently of cash flow to pay principal and interest. Furthermore, a Target Business may have already incurred borrowings and, therefore, already be subject to such risks. (See "USE OF PROCEEDS" and "BUSINESS.")

Failure of Sufficient Number of Investors to Reconfirm
Investment

     A business combination with a Target Business cannot be consummated unless, in connection with the reconfirmation offering required by SEC Rule 419, the Company can successfully convince a sufficient number of investors representing 80% of the offering proceeds to elect to reconfirm their investment. In such event, none of the Deposited Securities held in escrow will be issued and the Deposited Funds will be returned to investors on a pro rata basis. Since all funds not held in escrow may be expended by the Company, if an acquisition is not consummated for any reason, investors will only receive a portion of the funds originally invested by them.

Use of Business Acquisition Consultants or Finders

     While the Company does not presently anticipate that will engage unaffiliated professional firms specializing in business acquisitions on reorganizations, such firms may be retained if management deems it in the best interest of the Company. Compensation to a finder or business acquisition firm may take various forms, including one-time cash payments based on a percentage of revenues or product sales volume, payments involving issuance of equity securities
(including those of the Company), or any combination of these or other compensation arrangements. The Company estimates that any fees for such services will not exceed
10% of the amount of the securities issued or cash paid by the Company to acquire a business. The Company will not have funds to pay a retainer in connection with any consulting arrangement, and no fee will be paid unless and until an acquisition is completed in accordance with SEC
Rule 419.  (See "USE OF PROCEEDS," and "BUSINESS.")

No Assurance of Profitability

     There can be no assurance that the Company will be able to acquire a favorable Target Business. In addition, even if the Company becomes engaged in a new business, there can be no assurance that it will be able to generate revenues or profits therefrom.

No Assurance of Conventional Financing for Business
Acquired or Merged

     Although there are no specific business combination or other transactions contemplated by management, it may be expected that any such Target Business will present such a level of risk that conventional private or public offerings of securities or conventional bank financing would not be available to the Company once it acquires said business.

Success Dependent on Management

     Success of the Company will depend on the active participation of its officers and directors and their successful endeavors to further the Company's business goals. If present management were to fail to diligently pursue the goals of the Company, it would adversely affect development of the Company's business and its likelihood of continuing operations. The officers and directors of the Company currently are employed or engaged full time in other positions or activities and will devote only that amount of time to the affairs of the Company which they deem appropriate. The amount of time devoted by management to the affairs of the Company will depend on the number and type of businesses under consideration at any given time. In view of competing demands for their time, investors should anticipate that the Company's officers and directors will grant priority to their full-time positions rather than the business affairs of the Company. The Company estimates that each officer will contribute an average of 10 hours per month to Company matters. Nevertheless, the executive officers and the other directors of the Company will devote such time as they deem reasonably necessary to carry out the business and affairs of the Company, including the evaluation of potential Target Businesses and the negotiation and consummation of a Business Combination, and, as a result, the amount of time devoted to the business and affairs of the Company may vary significantly depending upon, among other things, whether the Company has identified a Target Business or is engaged in active negotiation of a Business Combination. (See "MANAGEMENT.")

Conflicts of Interest

     Certain conflicts of interest may exist between the
Company and its officers and directors, due to the fact that they are employed or engaged full time in other endeavors.
As a result, the consummation of a Business Combination
may require a greater period of time than if the Company's management devoted their full time to the Company's affairs.
In addition, they may become, in their individual capacity, officers, directors, controlling shareholders and/or partners of additional entities. Such business interests may conflict with
those of a Target Business.   Mr. Burton's independent
consulting business presently focuses on meeting the needs of individual investors and is therefore not expected to present material conflicts of interest.

     Failure by management to conduct the Company's
business in its best interest, however, may subject
management to claims by the Company and/or its
shareholders of breach of fiduciary duty.  In the course of
their other business activities, including private investment activities, the Company's officers and directors may become
aware of investment and business opportunities which may
be appropriate for presentation to the Company as well as
the other entities with which they are affiliated.  Such
persons may have conflicts of interest in determining to
which entity a particular business opportunity should be presented.
In general, officers and directors of corporations incorporated under the laws of the State of Colorado are required to present certain business opportunities to such corporations. Accordingly, as a result of multiple business affiliations, Messrs. Burton and Jones may have similar legal obligations relating to presenting certain business opportunities to the various entities upon which they serve as directors now, or in the future. In addition, conflicts of interest may arise in connection with evaluations of a
particular business opportunity by the Board of Directors
with respect to the foregoing criteria.   There can be no
assurances that any of the foregoing conflicts will be resolved in favor of the Company. Prior to their involvement with the Company, none of the directors or officers of the Company has been involved in any "blind pool" or "blank check" offerings. (See "MANAGEMENT --
Conflicts of Interest.")

Inability to Fully Evaluate Investments

     The Company's limited funds and the lack of full- time management will likely make it impracticable to conduct a complete and exclusive investigation and analysis of a Target Business. Therefore, management decisions will likely be made without detailed feasibility studies, independent analysis, market surveys, and the like which, if the Company had more funds available, would be desirable.
The Company will be particularly dependent in making decisions on information provided by the promoter, owner, sponsor, or others associated with the businesses seeking the Company's participation, and which will have a direct economic interest in completing a transaction with the Company. (See "BUSINESS.")

Possible Dependence on Outside Advisors

     In connection with its investigation of a possible business and in order to supplement the business experience of management, the Company may employ accountants, technical experts, appraisers, attorneys, or other consultants or advisors. The selection of any such advisors will be made on an independent basis without a continuing fiduciary or other obligation to the Company. The Company has no arrangement or understanding to employ any of its officers or directors as outside advisors. (See "BUSINESS.")

Limitation on Acquisitions

     The Company is subject to SEC Rule 419 and certain reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and will be required to furnish certain information about significant acquisitions, including audited financial statements for the company(s) acquired for one, two, or three years, depending on the relative size of the acquisition. Consequently, the acquisition prospects available to the Company would be limited to those that can provide the required audited financial statements. (See "BUSINESS -- Selection of a Business.")

Possible Consequences of Business Reorganization

     It is likely that the Company will issue additional shares of Common Stock or Preferred Stock in connection with its potential merger, consolidation, or other business reorganization, and that the proceeds of this offering will be used in the business of the Target Business (the Company will not make loans of the net proceeds of the offering).
The consequences may be a change of control of the Company; significant dilution to the public shareholders' investment; and, a material decrease in the public shareholders' equity interest in the Company. Any change in control will most likely also result in the resignation or removal of the Company's present officers and directors. Accordingly, investors will be relying, in some significant respects, on the abilities of the management and directors of
      the Target Business who are unidentifiable as of the date of this Prospectus. If there is a change in management in connection with a Business Combination, which is likely to occur, no assurances can be given as to the experience or qualifications of the persons who replace present management respecting either the operation of the Company's activities or the operation of the business, assets or property being acquired. Because the Company has not made any determination with respect to the acquisition of any specific business, it cannot speculate on the form of any potential business reorganization or the amount of securities which the Company may issue in connection with the same.
The Company's Board of Directors may issue additional securities of the Company (including both Common Stock and Preferred Stock) on terms and conditions which the Board of Directors, in its sole discretion, determines to be in the best interest of the Company and without seeking shareholder approval. (See "BUSINESS.")

Issuance of Preferred Stock

     The Company currently has authorized 10,000,000 shares of preferred stock, par value $0.001 per share. No shares of preferred stock are issued and outstanding.
Although the Company's Board of Directors has no present intention to do so, it has the authority, without action by the Company's shareholders, to issue the authorized and unissued preferred stock in one or more series and determine the voting rights, preferences as to dividends and liquidation, conversion rights, and other rights of any such series. Such shares may, if and when issued, have rights superior to those of the Common Stock. (See "DESCRIPTION OF
SECURITIES.")



Possible Business Combination with a Target Business
Outside the United States

     The Company may effectuate a Business
Combination with a Target Business located outside the United States. In such event, the Company may face the additional risks of language barriers, different presentations
      of financial information, different business practices, and other cultural differences and barriers. Furthermore, due to the Company's limited resources, it may be difficult to assess fully these additional risks. Therefore, a Business
Combination with a Target Business outside the United
States may increase the risk that the Company will not achieve its business objectives.

Limited Rights of Shareholders in an Acquisition

     Although investors may request the return of their investment funds in connection with the reconfirmation offering required by SEC Rule 419, the Company's shareholders may not be afforded an opportunity specifically to approve or disapprove any particular business reorganization or acquisition. Except under certain circumstances, the Board of Directors of the Company will be able to consummate an acquisition by or of the Company without the approval of the shareholders of the Company. As a result, investors will be entirely dependent on the broad discretion and judgment of management in connection with the allocation of the proceeds of the offering and the selection of a Target Business. There can be no assurance that determinations ultimately made by the Company will permit the Company to achieve its business objectives. (See
"USE OF PROCEEDS" and "BUSINESS.")

Leverage

     A business acquired through a leveraged buy-out, i.e.,
financing the acquisition of the business by borrowing on the assets of the business to be acquired, will be profitable only if it generates enough revenues to cover the related debt and
expenses.   Use of a leveraged buy-out could increase the
Company's exposure to larger losses. There can be no assurance that any business acquired through a leveraged buy-out will generate sufficient revenues to cover the related debt and expenses. The use of leverage to consummate a business combination may reduce the ability of the Company to incur additional debt, make other acquisitions, or declare dividends, and may subject the Company's operations to
      strict financial controls and significant interest expense.  It is likely that the Company will have few, if any, opportunities to utilize leverage in an acquisition. Even if the Company is able to identify a business where leverage may be used, there is no assurance that financing will be available, or if it is available, that it will be available on terms acceptable the Company. (See "BUSINESS --
Leverage.")

Competition

     The Company expects to encounter intense competition from other entities having business objectives similar to those of the Company. Many of these entities, including venture capital partnerships and corporations, other "blank check" or "blind pool" companies, large industrial and financial institutions, small business investment companies and wealthy individuals, are well-established and have extensive experience in connection with identifying and effecting Business Combinations, directly or through affiliates. Many of these competitors possess greater financial, technical, personnel and other resources than the Company and there can be no assurance that the Company will have the ability to complete successfully. The
Company's financial resources will be limited in comparison to those of many of its competitors. Further, such competitors will generally not be required to seek the prior approval of their own shareholders, which may enable them to close a Business Combination more quickly than the Company, in view of the reconfirmation offer which must be made by the Company. This inherent competitive limitation may compel the Company to select certain less attractive Business Combination prospects. There can be no assurance that such prospects will permit the Company to achieve its stated business objectives. (See "BUSINESS.")

Tax Considerations

     As a general rule, federal and state tax laws and regulations have a significant impact upon the structuring of business combinations. The Company will evaluate the possible tax consequences of any prospective Business Combination and will endeavor to structure the Business Combination so as to achieve the most favorable tax
      treatment to the Company, the Target Business and their respective shareholders. There can be no assurances, however, that the Internal Revenue Service (the "IRS") or appropriate state tax authorities will ultimately assent to the Company's tax treatment of a consummated Business
Combination. To the extent the IRS or state tax authorities ultimately prevail in re-characterizing the tax treatment of a Business Combination, there may be adverse tax consequences to the Company, the Target Business and their respective shareholders.

Governmental Regulation

     The Target Business which the Company may acquire could be subject to governmental regulations, including environmental and taxation matters, which regulations would have a materially adverse affect on the Company after its acquisition of a Target Business. (See "BUSINESS.")

Investment Company Act Considerations

     The regulatory scope of the Investment Company Act of 1940, as amended (the "Investment Company Act"), which was enacted principally for the purpose of regulating vehicles for pooled investments in securities, extends generally to companies engaged primarily in the business of investing, reinvesting, owning, holding or trading in securities. The Investment Company Act may, however, also be deemed to be applicable to a company which does not intend to be characterized as an investment company but which, nevertheless, engages in activities which may be deemed to be within the scope and definitions of certain provisions of the Investment Company Act. The Company believes that its anticipated principal activities, which will involve acquiring control of an operating company, will not subject the Company to regulation under the Investment
Company Act. Nevertheless, there can be no assurance that the Company will not be deemed to be an investment company, particularly during the period prior to consummation of a Business Combination. If the Company is deemed to be an investment company, the Company may become subject to certain restrictions relating to the Company's activities, including restrictions on the nature of
      its investments and the issuance of securities.  In addition, the Investment Company Act imposes certain requirements on companies deemed to be within its regulatory scope, including registration as an investment company, adoption of a specific form of corporate structure and compliance with certain burdensome reporting, record keeping, voting, proxy, disclosure and other rules and regulations. In the event of the characterization of the Company as an investment company, the failure by the Company to satisfy such regulatory requirements, whether on a timely basis or at all, could, under certain circumstances, have a material adverse effect on the Company.

General Risks Relating To An Investment In The Company

Dependence on Successful Completion of Offering

     The Company is dependent on successful completion of this offering to implement its new business plan. Furthermore, if the offering is unsuccessful, it is likely that existing shareholders of the Company will lose their entire investment, because the Company will have no working capital after paying certain expenses associated with this offering. (See "BUSINESS.") The Company's independent auditors' report on the Company's financial statements includes an explanatory paragraph stating that the Company's ability to continue its operations is contingent upon obtaining adequate financing. If the minimum number of Shares offered are not sold in this offering, the Company may be unable to continue in its present form. The financial statements do not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should the Company be unable to continue as a going concern. (See "BUSINESS", and Financial Statements of the Company included in this Prospectus.)

Substantial and Immediate Dilution to Public

     Persons purchasing Shares in this offering will suffer a substantial and immediate dilution to the net tangible book value of their shares below the public offering price. Giving
      effect to the sale of all offered Shares, the Company would have a net tangible book value of approximately $.0564 per share so that persons purchasing Shares in the offering would suffer an immediate dilution of $.9436 per share or 94.3% from the offering price of $1.00 per Share. Giving effect to the sale of the minimum number of Shares, the net tangible book value of the Company would be approximately
$.0162 per share or similar dilution to the investors purchasing in this offering of $.9852 per share or 98.5% of the public offering price. (See "DILUTION.")

Disproportionate Risks

     After completion of the sale of all Shares offered by this Prospectus, present shareholders of the Company would still own approximately 90.9% of the then outstanding shares of the Company, for which they would have paid $5,000 or approximately 4.76% of the then invested capital of the Company, and the persons purchasing shares in this offering would then own 9.1% of the then outstanding shares, for which they will have paid $100,000 or approximately
95.24% of the then invested capital. If only the minimum number of Shares are sold, existing shareholders would own approximately 95.24% of the stock outstanding for which they would have paid approximately 9.1% of the total capital invested, as compared to public shareholders who would own approximately 4.76% of the stock outstanding for which they would have paid $50,000 or approximately 90.9% of the total capital invested. Consequently, purchasers in this offering will bear a disproportionately greater risk investing in the Company than its present shareholders. (See
"COMPARATIVE DATA.")


No Access to Investors' Funds While Held in Escrow

     The Shares are being offered on a "best efforts" basis, and no individual, firm, or corporation, has agreed to purchase any of the offered Shares. Consequently. there is no assurance that the required minimum number of Shares
(50,000), will be sold during the offering period, which may las as long as four months. During this initial offering
      period, subscribers have no right to the return or use of their funds.

     Following sale of at least the minimum number of Shares within the prescribed period, investors' funds
(reduced to reflect payments for underwriting compensation and other expenses otherwise released, as permitted by SEC
Rule 419) will remain in escrow as Deposited Funds. While interest will accrue on the Deposited Funds after successful completion of the offering, investors will have no right to the return of or the use of their funds for a period of up to 18 months from the date of this Prospectus. Prior to the expiration of the 18-month period following the date of this Prospectus, investors will be offered return of their pro rata portion of the Deposited Funds held in escrow (and interest), only in connection with the reconfirmation offering required to be conducted upon execution of an agreement to acquire a Target Business which represents 80% of the offering proceeds (after deduction of applicable commissions, if any). If the Company is unable to locate a Target Business meeting the above criteria, investors will have to wait the full 18-month period following the date of this Prospectus before a pro rata portion of their funds (and interest) is returned to them.

Restriction on Sale of Shares Held in SEC Rule 419 Escrow
Account

     Under SEC Rule 419, the Company must deposit in a special account securities issued and funds received in its initial offering. According to SEC Rule 15g-8 adopted under the Securities Exchange Act of 1934, it is unlawful for any person to sell or offer to sell the Shares
(or any interest in or related to the Shares) held in SEC Rule 419 account other than pursuant to a qualified domestic relations order.
As a result, contracts for sale to be satisfied by delivery of the Deposited Securities (e.g. contracts for sale on a when, as, and if issued basis), and sales of derivative securities to be settled by delivery of the Deposited Securities (e.g. physically-settled option on the securities), are prohibited.
SEC Rule 15g-8 also prohibits sales of other interests based on the Shares, whether or not physical delivery is required. Accordingly, investors will not be able to liquidate their
      investment in the Shares unless and until the Deposited
Securities are released from escrow as provided in SEC Rule
419. Securities are released from escrow only as provided in SEC Rule 419. Therefore, there will be no trading market for the Shares following completion of the offering, even if the Deposited Securities are released from escrow following a business acquisition pursuant to SEC Rule 419, there can be no assurance that a public market for the Company's securities will develop, especially in view of the small size of this offering and the Company's limited shareholder base.
 As a result, purchasers of the Shares offered may not be able to liquidate their investment in the Shares, or may not be able to do so readily.

Lack of Revenue and Dividends

     The Company has had no earnings and cannot predict when, if ever, it will realize any material revenue a profit from any operations it may subsequently undertake. Upon sale of all Shares offered by this Prospectus, present shareholders, including the present management of the Company, will collectively own approximately 90.9 % of the then issued and outstanding shares of Common Stock, approximately 77.27% of which will be owned by the current officers and directors. In the election of directors, shareholders are not entitled to cumulate their votes for nominees. Accordingly, the current shareholders will essentially be able to elect all of the Company's Directors and thereafter have a substantial impact upon the operations of the Company. (See "PRINCIPAL SHAREHOLDERS,"
"CERTAIN TRANSACTIONS," "BUSINESS -- 'Blank
Check' Offering" and "DESCRIPTION OF SECURITIES.")

Arbitrary Offering Price

     The offering price of the Shares does not bear any relationship to the assets, book value, or net worth of the Company or any other generally accepted criteria of value, and should not be considered to be an indication of the actual value of the Company. The offering price was arbitrarily determined by the Company.

Authorization of Additional Securities

     The Company's Articles of Incorporation authorizes
the issuance of 100,000,000 shares of Common Stock, par
value $.0001 per share.  Upon sale of all Shares offered by
this Prospectus there will be 98,900,000  authorized but
unissued shares of Common Stock available for issuance.
Although the Company has no commitments as of the date
of this Prospectus to issue any shares of Common Stock
other than as described in this Prospectus, the Company will, in all likelihood, issue a substantial number of additional shares of Common Stock in connection with a Business
Combination.  To the extent that additional shares of
Common Stock are issued, dilution to the interests of the Company's shareholders will occur. Additionally, if a substantial number of shares of Common Stock are issued in connection with a Business Combination, a change in control of the Company may occur which may impact, among other
things, the utilization of net operating losses, if any. Furthermore, the issuance of a substantial number of shares of Common Stock may cause a dilution and adversely affect prevailing market prices, if any, for the Common Stock, and could impair the Company's ability to raise additional capital through the sale of its equity securities. The Company will not issue additional capital stock to any of its current shareholders prior to consummation of a merger or acquisition with a Target Business, except to the extent that such shareholders purchase Shares offered by this
Prospectus.
     The Company's Articles of Incorporation also
authorizes the issuance of 10,000,000 shares of preferred
stock, with such designations, powers, preferences, rights, qualifications, limitations and restrictions and in such series as the Board of Directors, subject to the laws of the State of Colorado, may determine from time to time. Accordingly, the Board of Directors is empowered, without shareholder approval, to issue Preferred Stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of
Common Stock. In addition, the Preferred Stock could be utilized, under certain circumstances, as a method of discouraging, delaying or preventing a change in control of the Company.  Although the Company does not currently
      intend to issue any shares of Preferred Stock, there can be no assurance that the Company will not do so in the future.
As of the date of this Prospectus, the Company has no
outstanding shares of Preferred Stock.   (See "BUSINESS"
and DESCRIPTION OF SECURITIES.")

Possible Sale of Common Stock Pursuant to SEC Rule 144 or Otherwise

      In the event a public market for the Common Stock develops in the future, certain shares held by existing shareholders may be sold, and certain shares owned by officers, directors and shareholders owning 10% or more of the Company's outstanding capital stock may be sold in reliance on SEC Rule 144 adopted under the Securities Act, if certain requirements are met. Investors should be aware that sales under SEC Rule 144 or otherwise may have a depressive effect on the price of the Company's stock in any market which may develop. In general, under Rule 144, as currently in effect, subject to the satisfaction of certain other conditions, a person, including an affiliate of the Company
(or persons whose shares are aggregated), who has owned restricted shares of Common Stock beneficially for at least one year is entitled to sell, within any three-month period, a number of shares that does not exceed the greater of 1% of the total number of outstanding shares of the same class or, if the Common Stock is quoted on an exchange or NASDAQ, the average weekly trading volume during the four calendar weeks preceding the sale. A person who has not been an affiliate of the Company for at least three months immediately preceding the sale and who has beneficially owned the shares of Common Stock to be sold for at least two years is entitled to sell such shares under Rule 144 without regard to any of the limitations described above. No prediction can be made as to the effect, if any, that sales of such shares of Common Stock or the availability of such shares for sale will have on the market prices for shares of Common Stock prevailing from time to time. Nevertheless, the sale of substantial amounts of Common Stock in the public market would likely depress the market price for the Company's Common Stock and could impair the Company's ability to raise capital through the sale of its equity securities. (See "DESCRIPTION OF SECURITIES.")

State Blue Sky Registration; Restricted Resales of the
Securities

     The ability to register or qualify for sale of the
Shares for both initial sale and secondary trading will be
limited because a significant number of states have enacted regulations pursuant to their securities or so-called "blue sky" laws restricting or, in many instances, prohibiting, the sale of securities of "blank check" or "blind pool" issuers, such as the Company, within that state.  In addition, many
states, while not specifically prohibiting or restricting "blank check" or "blind pool" companies, generally do not register the securities to be offered in this offering for sale in their states. The Company has made application to register or has or will seek to obtain an exemption from registration to offer the Common Stock, and presently intends to conduct its
selling efforts in Colorado, California, Florida, Illinois,
Nevada, New York, and Utah.   Purchasers of the Common
Stock in the Offering must be residents of such jurisdictions.
In order to prevent resale transactions in violation of state securities laws, shareholders may only engage in resale transactions in the states listed above and such other jurisdictions in which an applicable exemption is available or a "blue sky" application has been filed and accepted. If the Company does not sell its Common Stock in some of the jurisdictions listed above, it may not be possible for investors to resell their shares in those states in the future. The Common Stock certificates issued by the Company shall contain information with respect to resale of the Common Stock. Furthermore, the Company will advise its market maker, if any, of such restriction on resale. Such restriction on resale may limit the ability of investors to resell the shares of Common Stock purchased in this Offering. No resales of the Shares will be permitted while such shares remain in Escrow.

No Assurance of Public Market

     There can be no assurances that a regular trading
market will develop for the shares of Common Stock after
this Offering or that, if developed, any such market will be
sustained.   The limited financial resources of the Company,
the small size of this offering and its limited shareholder base materially decrease the likelihood that a regular trading
market will develop.   Trading of the Common Stock will
likely be conducted through what is customarily known as the "pink sheets" and on the Bulletin Board. Any market for the Common Stock which may result will likely be less well developed than if the Common Stock were traded in NASDAQ or an exchange.

     The Company has had no discussions and there are no understandings with any firm regarding the participation of such firm as a market maker in the shares of the Company's Common Stock.

                 DILUTION

     The following table summarizes, as of June 30, 1997, the comparative ownership of existing shareholders to potential new investors. Although the present shareholders paid an aggregate of $5,000 for the currently outstanding shares, operating losses and expenses incurred have reduced their current equity to an accumulated deficit of $12,034. Therefore, the dilution calculations below illustrate the effect of investments in the Company by new investors in light of this existing accumulated deficit.

                                          Current Equity or      Average Price
                       Shares Owned       Total Consideration           per
                                                                       Share
                         Number        %    Amount            %
                                      <C

Present Shareholders(2)
 Minimum Offering       1,000,000     100    $(12,034) (1)    95.2     ($.012)
 Maximum Offering       1,000,000     100    $(12,034) (1)    90.9     ($.012)



New Investors(2)
  Minimum Offering         50,000       0    $ 50,000          4.8      $1.00
  Maximum Offering        100,000       0    $100,000          9.1      $1.00



(1) Shareholder equity as of June 30, 1997, which is expected to continue to decline to some extent as additional expenses for this offering are incurred.

(2) Assumes that none of the present shareholders purchase any additional shares in this offering.

     The pro forma net tangible book value of the Company as of June 30, 1997 was ($27,951) or approximately ($.028) per share. Pro forma net tangible book value per share represents the Company's total tangible assets less its total liabilities divided by the number of shares of its common stock outstanding.

     Pro forma net tangible book value dilution per share represents the difference between the amount paid per share by purchasers of common stock in this offering and the pro forma net tangible book value per share of common stock as adjusted to give effect to this offering. After giving effect to the sale of the minimum (50,000) Shares of common stock offered by the Company at an assumed public offering price of $1.00, the adjusted pro forma net tangible book value of the Company as of June 30, 1997 would have been approximately $17,049 or $.0162 per share of common stock. This represents an immediate increase in pro forma net tangible book value of $.0428 per share to existing shareholders and an immediate dilution of $.9852 per share to new investors in this offering. After giving effect to the sale of the maximum (100,000) Shares of Common Stock offered by the Company in this offering at an assumed public offering price of $1.00 per Share, the adjusted pro forma net tangible book value of the Company as of June
30, 1997 would have been approximately $62,049 or $.0564 per Share of common stock. This represents an immediate increase in pro forma net tangible book value of $.0844 per share to existing shareholders and an immediate dilution of $.9436 per Share to new investors in this offering. The following table illustrates the dilution per share to new investors as of June 30, 1997:

                              Assumes       Assumes
                              Minimum       Maximum
                              Offering      Offering
Assumed initial public
offering price per Share      $1.00           $1.00
Pro forma net tangible book
value per Share
as of June 30, 1997          $(.028)         $(.028)
Increase in pro forma net
tangible book value
per Share attributable
to new shareholders          $.0428          $.0844
As adjusted net tangible
book value per Share
after offering               $.0162          $.0564
Dilution per Share to
new shareholders             $.9852          $.9436
Percent Dilution              98.5%           94.3%



(See "DESCRIPTION OF SECURITIES.")


             COMPARATIVE DATA

The following chart illustrates percentage ownership in the Company held by the present shareholders and by the investors in this offering and sets forth a comparison of the amounts paid by the present shareholders and amounts paid by the investors in this offering.

                  Total              Total           Average Price
                 Shares              Consideration      Per Share
                  Owned

                 Number     %        Amount    %
Minimum
Offering

      Present
Shareholders   1,000,000   95.24%   $  5,000    9.1%    $0.005

New Investors     50,000    4.76%   $ 50,000   90.9%    $ 1.00

Maximum
Offering

Present
Shareholders   1,000,000   90.91%   $  5,000   4.76%   $0.005

New Investors    100,000    9.09%   $100,000   95.24   $ 1.00


              USE OF PROCEEDS

     The net proceeds to be received by the Company from the sale of all 100,000 Shares is estimated at approximately $90,000, after deducting commissions. If only the minimum offering is sold, the Company will receive net proceeds of approximately $45,000, after deducting commissions. In both cases, expenses associated with this offering are expected to be approximately $25,000. All of the net proceeds must be deposited in Escrow pursuant to SEC Rule 419. Except for an amount up to 10% of the Deposited Funds, which is otherwise releasable under the rule, the Deposited Funds may not be released until an acquisition meeting certain specified criteria has been made and a sufficient number of investors reconfirm their investment in accordance with the procedures set forth in SEC Rule 419. Accordingly, the net proceeds of the offering may be applied as follows:


Items                    Assuming Minimum        Assuming Maximum
                          Shares Sold              Shares Sold

Company Offering
Expenses(1)                   $25,000                $25,000

Funds available for
investigation and evaluation
of prospective business(2)    $20,000                $65,000

Total                         $45,000                $90,000


(1) These expenses represent legal, accounting, printing, and other costs incurred by the Company in connection with the offering. A portion of these expenses have been paid by the Company with advances from the current officers and directors.

(2)  The Company utilizes office space at 12146 East
Amherst Circle, Aurora, Colorado 80014, provided by the principal shareholder of the Company, Mrs. Sandra
Steinberg. The Company will not pay rent for this office space. The Company will reimburse clerical and office expenses, such as telephone charges, copy charges, overnight courier service, travel expenses, and similar cost incurred by Mrs. Steinberg on Company matters, which is estimated will not exceed, on average, $250 per month. Additional funds may also be used to cover the expense of legal and accounting services related to investigation and evaluation of businesses. A portion or all of the funds required to pay these expenses may not be released until after the acquisition of a business is completed in accordance with SEC Rule
419. A portion of the funds available for a business may be used to pay a fee or other compensation to a non-affiliated person or entity, other than an officer, director, promoter or principal shareholder of the Company, which refers a Target Business. (See "BUSINESS.")

     There are no plans, proposals, arrangements, or
understandings with respect to the sale or issuance of
additional securities of the Company prior to the location of an Target Business.  After the Company reaches an
agreement for acquisition of a business, it is required by
SEC Rule 419 to prepare and disseminate the Amendment to all investors, which will describe the business to be acquired and provide more specific information on the use of the net proceeds of the offering in connection with the
      acquisition and in such business.   Except for reimbursement
of offering costs and expenses incurred by officers and directors on Company matters described above, no portion of the net proceeds of the offering may be paid to officers, directors, promoters, or their affiliates or associates, directly or indirectly, as consultant fees, officer salaries, director fees, purchase of their shares, or other payments. The Company's Board of Directors has adopted a policy by resolution to the foregoing effect, which may be rescinded or amended only by majority vote of the Company's shareholders who do not hold any common stock presently outstanding (whether now held or hereafter acquired) and will expire by its terms on the date an acquisition of business venture is consummated. While the Company's
Board of Directors may seek a change in this policy prior to an acquisition, no change may be made except by the vote specified. No portion of the net proceeds will be used to make loans to any person. In addition, the Company will not borrow funds and use the proceeds therefrom to make payments to the Company's officers, directors, or promoters, or their affiliates or associates.

     The Company has no agreement or understanding with any consultant or advisor to provide services in connection with any future business acquisition. At the present time, the Company does not anticipate that it will engage consultants or advisors specializing in business acquisitions or reorganizations, although the possibility exists that management may find it to be beneficial to the Company to retain the services of such a consultant. Under no circumstances will the Company retain the services of any consultant who is also an officer, director, or promoter of the Target Business, or their affiliates or associates. Compensation to a consultant may take various forms, including one time cash payments, payments based on a percentage of revenues or product sales volume, payments involving issuance of securities (including those of the Company) or any combination of these or other compensation arrangements. The Company estimates that any fees for such services paid in cash will not exceed 10% of the amount of the securities issued by the Company to acquire a business. The Company will not have funds to pay a retainer in connection with any consulting
      arrangement, and no such fee will be paid unless and until an acquisition is completed in accordance with SEC Rule
419.

           PLAN OF DISTRIBUTION

     Selling the Shares of the Offering. The officers and directors of the Company have been authorized by the
Company to sell the Shares of the Company's common stock pursuant to this Prospectus to any and all suitable investors of age in any state in which these securities have been registered, and shall take no commission or other offering
remuneration of any kind for doing so.   To the extent that
Shares are sold by registered broker-dealers, however, the Company will pay a 10% commission to such registered broker-dealers. Investors may purchase Shares by completing a subscription agreement and delivering to the selling officer or director a check payable to Franks' Express, Inc. Escrow Account, for the amount of the purchase price.

     The Company has not entered into an underwriting agreement with any broker-dealer. However, broker-dealers who desire to participate in the sale of the Shares may do so by notifying the National Association of Securities Dealers
(NASD) of their intent to do so, and entering into a Selected Dealers Agreement with the Company. The Selected
Dealers Agreement includes provisions for mutual indemnification against certain civil liabilities arising under the Securities Act of 1933, as amended. For any Shares sold by participating broker-dealers, the Company will pay a sales commission of ten percent (10%) of the sales price. The
Shares are offered by the Company subject to prior sale, when, as and if delivered to and accepted by the Company, and subject to approval of certain matters by legal counsel. The Company reserves the right to withdraw, cancel or modify such offer and any offer, in whole or in part.
Delivery of the Shares will be made to investors promptly upon acceptance and the satisfaction of escrow conditions relating to completion of the minimum offering amount.

Agreements of Officers, Directors and 10% Beneficial
Shareholders

     Pursuant to an agreement among each of the officers, directors and 10% or more beneficial shareholders of the Company and the Company, such persons will not (i) actively negotiate for or otherwise consent to the disposition of any portion of their Common Stock at a per share price different than that offered with respect to the Shares sold in this offering as a condition to or in connection with a Business Combination or (ii) cause any securities of the Company to be sold by any officers, directors, greater than 10% shareholders or persons who may be deemed promoters of the Company, except as may otherwise be made in permitted market transactions without affording all shareholders of the Company a similar opportunity. Further, the Company shall not borrow funds to be used directly or indirectly to (i) purchase any shares of the Company's
Common Stock owned by management of the Company; or
(ii) make payments to the Company's promoters, management or their affiliates or associates. No member of management, promoter or anyone acting at their direction is expected to recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that is obtained to make a market in the Company's securities, if any. Information regarding any broker-dealers that make a market in the Company's securities in the future, if any, will be disseminated to the Company's shareholders as part of ongoing communication between the Company's management and its shareholders.

     Determination of the Offering Price. As of the date of this Prospectus, there is no public market for the Company's common stock. The offering price of the Shares was determined by the Company without regard to any traditional or established criteria of value. In determining the offering price and the number of shares to be offered, the Company considered such factors as the financial condition of the Company, its net tangible book value, its business prospects, and the general condition of the securities market. The offering price of $1.00 per Share was established by the Company, in part because the Company believes that the price of $1.00 would be the easiest price at which to sell the Shares. Accordingly, the offering price set forth on the cover page of this Prospectus should not be considered an indication of the actual value of the Company. The price bears no relation to the Company's assets, book value, earnings or net worth or any other traditional valuation criteria. There is also no assurance that an active trading market for the Company's securities will develop or, if developed, will continue, such that subscribers will be able to resell their Shares following this offering. The Company's common stock has never been traded on any exchange or market prior to this offering, and has been privately held.

     Shareholders of Record. On June 30, 1997, there were six holders of record of the Company's common stock.

     Dividends. The Company has never paid dividends on the Company's common stock. The Board of Directors of the Company presently intends to pursue a policy of retaining earnings, if any, for use in the Company's operations and to finance expansion of its business activities. With respect to the Company's common stock, the declaration and payment of dividends in the future, of which there can be no assurance, will be determined by the Company's Board of Directors in light of conditions then existing, including the Company's earnings, financial condition, capital requirements and other factors. There are presently no dividends which are accrued or owing with respect to any of the Company's outstanding capital stock and none are expected to be paid in the forseeable future.

             LEGAL PROCEEDINGS

     There are no legal proceedings or pending litigation to which the Company is a party or against any of its officers or directors as a result of their activities associated with the business of the Company.

                MANAGEMENT

     The Company has no knowledge of any arrangement or understanding in existence between any officer named below or any other person pursuant to which any such officer was or is to be elected to such office or offices. All officers of the Company serve at the pleasure of the Company's Board of Directors. All officers of the Company will hold office until the next annual meeting of the Board of Directors of the Company. There is no person who is not a designated officer or director who is expected to make any significant contribution to the business of the Company, except independent contractors as are, or may be engaged by the Company to provide consulting services.

     The following sets forth biographical information for at least the past five years as to the business experience of each officer and director of the Company and their age and positions with the Company:

     President and Director. Charles Burton, age 47, currently serves as President and Director of the Company, a position he has held since April 15, 1997. Mr. Burton served as Secretary and a Director of the Company from January 2, 1997 until April 15, 1997, when he was elected President.

     Mr. Burton is a graduate of Kenyon College where he obtained a bachelors degree in Political Science in 1971. From 1972 to 1976, Mr. Burton served as a special assistant to George Clark Martin, President of the National Association of Home Builders in Louisville, Kentucky.
From 1977 to 1985, Mr. Burton was employed as a licensed securities broker with S. W. Devanney and Co., Inc. in Denver, Colorado. He was employed with Kober Financial
Inc. from 1985 to 1988 as a wholesale securities trader. Thereafter, Mr. Burton was employed by Fitzgerald, Talman, Inc. as a wholesale securities trader for the remainder of 1988. In 1989, Mr. Burton became self-employed as a financial consultant. His consulting experience included rendering advice with respect to mergers and acquisitions, and assisting various companies in developing public trading abilities. During this time, Mr. Burton also served as President of Wild Creek Oil Company, Inc. From 1992 to 1993, he was employed by Paramount Investments International, Inc. as a wholesale trader. In 1993 he left Paramount to devote his efforts to development of LPR Cybertek, Inc., an internet financial services company located in Denver, Colorado, where he was co-owner and Vice-President. In May of 1996, he assisted with the merger of Wild Creek Holding Company, Inc., a publicly traded company, with TNB, an international trading and export concern. Mr. Burton continues to operate his independent financial consulting service business, but presently concentrates his efforts on assisting individuals in making financial decisions.

     Secretary and Director. Roger D. Jones, age 31, currently serves as Secretary and a Director of the Company. Mr. Jones has served as a Director of the Company since January 2, 1997 and prior to taking over duties as Secretary of the Company, Mr. Jones served as its interim Company President from January 2, 1997 until April 15, 1997.

     Mr. Jones graduated from Lake Forest College Lake Forest, Illinois in 1987 with a bachelors degree in history. Since that time, Mr. Jones has been employed by the McDonald's Corporation in various capacities. Mr. Jones relocated to Aurora, Colorado in April of 1988. Mr. Jones attended the highly regarded Hamburger University sponsored by the McDonald's Corporation in 1992, where course work included studies in advertising, marketing, restaurant profit and loss statements, restaurant layout and maintenance. In December of 1992, Mr. Jones became the Restaurant Manager for McDonald's in Aurora, Colorado.
Mr. Jones has also assisted McDonald's Corporation's Regional Training Department, training assistant managers from the seven-state Rocky Mountain Region.

     Treasurer and Director: Sandra S. Steinberg, age 46, has been a Director of the Company since its inception in 1991. She currently serves as the Treasurer of the Company, a position she has held since January 2, 1997.
Mrs. Steinberg served as the President of the Company from 1991 until January 2, 1997, which included the period when the Company operated retail food eateries which sold primarily hot dogs and related items and ice cream, and a significant period where the Company did not actively conduct business activities.



PAGE
     Mrs. Steinberg obtained her securities broker's license in 1985 and was employed for a period of two months by Tri-Securities, a brokerage firm located in Englewood, Colorado that specialized in sale of stocks and bonds. Thereafter, Mrs. Steinberg became a registered representative with J. W. Gant, a position she held until October of 1986. She was associated with Guildcor
Financial Inc. from October of 1986 until January of 1988, where she also sold securities. Mrs. Steinberg was then employed by Capital Securities for approximately 11 months in 1988. She left that position to become President and Chairman of the Board and Directors of Franks for the Memories, Inc., a food service business retailing hot dogs.
Franks' Express, Inc. was formed in 1991 to engage in the restaurant and food service business and Mrs. Steinberg supervised its active business operations until November, 1993.

                 BUSINESS

General

     The Company recently changed its business objective to seeking, investigating, and ultimately acquiring an interest in business with long-term growth potential. Persons should not purchase Shares in the offering for short-term earnings or short-term appreciation in the value of the Company. The Company currently has no commitment or arrangement to participate in a business, and cannot now predict what type of business it may enter into or acquire. At this point, the Company's business objectives are extremely general and are not intended to be restrictive on the discretion of the Company's management.

     Persons purchasing Shares in the offering will be entrusting their funds to the Company's management, subject to the requirements of SEC Rule 419. The net proceeds of the offering are not specifically allocated to identified purposes or allocated to the acquisition of any specific type of business venture. Decisions concerning these matters may be made by management without involvement by any public shareholders, except for the right of each investor to recover his or her pro rata portion of the Deposited Funds in accordance with SEC Rule 419. (See "USE OF
PROCEEDS.")

     Management anticipates that it will be able to participate in only one transaction with a single Target Business, due primarily to the Company's limited financing. This lack of diversification should be considered a substantial risk of investing in the Company because it will not permit the Company to offset potential losses from one venture against gains from another, or otherwise diversify its business.

Selection of a Target Business

     The Company anticipates that businesses for possible acquisition may come from responses to advertising, or will be referred by various sources, including its officers and directors, professional advisors, securities broker-dealers, venture capitalists, members of the financial community, and others who may present unsolicited proposals. The
Company will seek businesses from all known sources, but will rely principally on personal contacts of its officers and directors and their affiliates, as well as indirect associations between them and other business and professional persons.

     While it is not presently anticipated that the Company will engage unaffiliated professional firms specializing in business acquisitions or reorganizations, such firms may be retained if management deems it to be in the best interest of the Company. Compensation to a finder or business acquisition firm may take various forms, including one-time cash payments, payments based on percentage of revenues or product sales volume, payments involving issuance of securities (including those of the Company), or any combination of these or other compensation arrangements. Consequently, the Company is currently unable to predict the cost of utilizing such services, but estimates that any fees for such services paid in cash will not exceed 10% of the gross proceeds derived from this offering and/or equity securities (not debt) equal to 10% of the amount of the securities issued by the Company to acquire a Target Business. If a finder or business acquisition firm is utilized by the Company, the cost may be paid out of the net proceeds of this offering. (See "USE OF
PROCEEDS.") The Company's Board of Directors has recently adopted a policy by resolution, which may be rescinded or amended only by majority vote of the Company's shareholders who do not currently hold any of the Company's outstanding capital stock (whether now held or hereafter acquired) and will expire by its terms on the date an acquisition of a business venture is consummated, prohibiting the payment, either directly or indirectly, of any finder's fee or similar compensation to any person who has served as an officer or director of the Company prior to the acquisition, or who is a promoter. While the Board of Directors may seek a change in this policy prior to an acquisition, no change may be made except by the vote specified.

     The Company will not restrict its search to any particular business, industry, or geographical location, and management reserves the right to evaluate and enter into any type of business in any location. The Company may participate in newly organized business venture or a more established company entering a new phase of growth or in need of additional capital to overcome existing financial problems. Participation in a new business venture entails greater risks since in many instances management of such a venture will not have proved its ability, the eventual market of such venture's product or services will likely not be established, and the profitability of the venture will be unproven and cannot be predicted accurately. If the Company participates in a more established firm with existing financial problems, it may be subjected to risk because the financial resources of the Company may not be adequate to eliminate or remedy the circumstances leading to such financial problems.

     In seeking a business venture, the decision of management will not be controlled by an attempt to take advantage of any anticipated or perceived appeal of a specific industry, management group, product, or industry, but will be based on the business objective of seeking long- term capital appreciation in the genuine value of the Company. The Company will not acquire or merge with a business or corporation in which the Company's officers, directors, or promoters, or their affiliates or associates, have any direct or indirect ownership interest. The Company's Board of Directors has adopted a policy by resolution, which may be rescinded or amended only by majority vote of the Company's shareholders who do not presently hold any common stock presently outstanding (whether now held or hereafter acquired) and will expire by its terms on the date an acquisition of a business venture is consummated, prohibiting the acquisition of any business in which a promoter or any person who has served as an officer or director of the Company, or any of their affiliates or associates, held, directly or indirectly, any ownership interest prior to the acquisition While the Company's Board of Directors may seek a change in this policy prior to an acquisition, no change may be made except by the vote specified.

     The decision to participate in a specific business may be based on management's analysis of the quality of the other firm's management and personnel, the anticipated acceptability of new products or marketing concepts, the merit of technological innovations, and other factors which are difficult, if not impossible, to analyze through any objective criteria. The results of operations of a specific acquisition candidate may not necessarily be indicative of the potential for the future, due to a required substantial shift in marketing approaches, the need to expand significantly, a proposed change product emphasis, a proposed change to management, and other factors.

     Analysis of Target Businesses will be undertaken by or under the supervision of the officers and directors (See "MANAGEMENT.") In analyzing prospective businesses, management will consider, to the extent applicable, the available technical, financial, and managerial resources, working capital and other prospects for the future, the nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; the potential for growth and expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trade or service marks; name identification; and other relevant factors.

     It is possible that the Company may propose to acquire a business in the development stage. A business is in its development stage if it is devoting substantially all of its efforts to establishing a new business, and either planned principal operations have commenced, but there has been not significant revenue derived from such operations. Under
SEC Rule 419, the Company must acquire a business or assets for which the fair value of the business represents at least 80% of the offering proceeds, less certain commissions and expenses. Accordingly, the Company's ability to acquire a business in the development stage may be limited to the extent it cannot locate such businesses with fair value high enough to satisfy the requirements of SEC Rule 419.

     The Company will be subject to requirements of SEC
Rule 419 and certain reporting requirements under the Securities and Exchange Act of 1934 (the "Exchange Act") and will, therefore, be required to furnish certain information about significant acquisitions, including audited financial statements for the company(s) acquired, covering one, two, or three years, depending on the relative size of the acquisition. Consequently, acquisition prospects that do not possess, or are unable to obtain the required audited statements which meet the requirements of SEC Rule 419 and the Exchange Act will not be appropriate for acquisition by the Company. The Company anticipates that it will voluntarily prepare and file periodic reports under the Exchange Act, notwithstanding the fact that such obligation may be suspended under section 15(d) of the Exchange Act.

     The Company will analyze all available factors and make a determination based on a composite of available facts, without reliance on any single factor. The period within which the Company may participate in a business on completion of this offering cannot be predicted and will depend on circumstances beyond the Company's control, including the availability of appropriate business candidates, the time required for the Company to complete its investigation and analysis of prospective businesses, the time required to prepare appropriate documents and agreements providing for the Company's participation, and other circumstances. It is anticipated that the analysis of specific proposals and the selection of a business will take several months. Even after the Company has located a prospective Target Business, however, the Company will still have to comply with the reconfirmation provisions of SEC Rule 419, which may take several months. Persons should not purchase Shares in this offering if they desire short-term appreciation in the value of the Company or its securities.

Competition

     In connection with its search for an appropriate
Target Business, the Company expects intense competition with other business entities, many of which will have greater financial resources and prior experience in business, which could give such business entities a competitive edge. There is no assurance that the Company will be successful in locating suitable Target Businesses.

Acquisition of a Target Business

     To implement a particular business acquisition, the Company may become a party to a merger, consolidation, or other reorganization with another corporation or entity; joint venture; license; purchase and sale of assets; or purchase and sale of stock, the exact nature of which cannot now be predicted. Notwithstanding the foregoing, the Company does not presently intend to participate in a business through the purchase of minority stock positions. After consummation of an acquisition or merger transaction, however, it is likely that the present management and shareholders of the Company will not be in control of the Company. In addition, the majority or all of the Company's directors may, as part of the terms of the acquisition transaction, resign and be replaced by new directors without vote of the Company's shareholders.

     In connection with the Company's acquisition of a business, the present shareholders of the Company, including officers and directors, as a negotiated element of the acquisition, are likely to sell a portion or all of the

Company's outstanding Common Stock held by them at a significant premium over their original investment in the Company. As a result of such sales, affiliates of the entity participating in the business reorganization with the Company would acquire a higher percentage of equity ownership in the Company. Although the Company's present shareholders did not acquire their shares of Common Stock with a view towards any subsequent sale in connection with a business reorganization, it is not unusual for affiliates of the entity participating in the reorganization to negotiate to purchase shares held by the present shareholders in order to reduce the number of "restricted securities" held by persons no longer expected to be affiliated with the Company and thereby reduce the potential adverse impact on the public market in the Company's Common Stock that could result from substantial sales of such shares after the restrictions no longer apply. Investors who purchase Shares in this offering, will not receive any portion of the premium that may be paid in the foregoing circumstances.
Furthermore, the Company's shareholders may not be afforded an opportunity to approve or consent to any particular stock buy-out transaction. (See
"MANAGEMENT.")

     The Company expects that any securities issued in any reorganization or acquisition transaction would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of the transaction, the Company may agree to register such securities either at the time the transaction is consummated, under certain conditions, or at specified times thereafter. Although the terms of such registration rights and the number of securities, if any, which may be registered cannot be predicted at this time, registration of securities by the Company in these circumstances would likely entail substantial expense to the Company. The issuance of substantial additional securities and their potential sale into any trading market which may develop in the Company's securities may have a depressive effect on such market.

     While the actual terms and conditions of a transaction to which the Company may be a party cannot be predicted, the parties to the business transaction are likely to find it desirable to structure the acquisition as a "tax-free" event under sections 351 or 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). In order to obtain tax- free treatment under Section 351 of the Code, the owners of the acquired business would be required to own 80% or more of the outstanding capital stock of the surviving entity. In such event, the shareholders of the Company, including investors in this offering, would retain less than 20% of the issued and outstanding shares of the surviving entity.
Section 368(a)(1) of the Code provides for tax-free treatment of certain business reorganizations between corporate entities where an corporation is merged with or acquires the securities or assets of another corporation. Generally, the Company will be the acquiring corporation in such a business reorganization, and the tax-free status of the transaction will not depend on the issuance of any specific amount of the Company's voting securities. In such circumstances, however, it is likely that, as a negotiated element of a transaction completed in reliance on section
368, the acquiring corporation would issue securities in such an amount that the shareholders of the acquired corporation will hold 50% or more of the voting stock of the surviving entity. Therefore, there is a good chance that the shareholders of the Company immediately prior to the transaction would retain less than 50% of the issued and outstanding shares of the surviving entity. Consequently, regardless of the form of the business acquisition, it is likely that the investors in this offering will experience a significant reduction in their percentage of ownership in the Company in connection with such transactions.
Notwithstanding the fact the Company is technically the acquiring entity in the foregoing circumstances, generally accepted accounting principles will ordinarily require that such transaction be accounted for as if the Company has been acquired by the other entity owning the business and, therefore, will not permit a write-up in the carrying value of the assets of the other company participating in the transaction.

     The manner in which the Company participates in a business will depend on the nature of the business, the respective needs and desires of the Company and other parties, the management of the business, and the relative negotiating position of the Company and such other management.

     In light of the limited financial resources available to the Company, it is unlikely that the Company will have sufficient funds from the proceeds of this offering to fully undertake any substantial development, marketing, and manufacturing of products which may be acquired.
Accordingly, following the acquisition of any such product rights, the Company may be required to either seek additional debt or equity financing or obtain funding from third parties, in exchange for which, the Company may be required to give up a portion of its interest in any acquired product. There is no assurance that the Company will be able either to obtain additional financing or convince third parties in providing funding for the further development, marketing, and manufacturing of any products acquired.

     The Company will participate in a Target Business only after the negotiation and execution of appropriate written agreements. Although the terms of such agreements cannot be predicted, in general, such agreements require specific representations and warranties by all of the parties to such agreements, specify certain events of default, detail the terms of closing and the conditions which must be satisfied by each of the parties prior to such closing, outline the manner of bearing costs if the transaction is not closed, set forth remedies on default, and include miscellaneous other terms. One of the conditions contained in such a written agreement executed by the Company would be compliance with SEC Rule 419, and reconfirmation by investors representing at least 80% of the proceeds derived from this offering,

     It is anticipated that the investigation of specific businesses and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorney's, and others. Thereafter, if a decision is made not to participate in a specific business, the costs previously incurred in the related investigation would not be recoverable. Furthermore, even if an agreement is reached for the participation in a specific business, the failure to consummate that particular transaction could result in the loss to the Company of the related costs incurred which could materially adversely affect subsequent attempts to locate and participate in additional businesses.

Leverage

     The Company may decide to acquire a business by incurring indebtedness for a portion of the purchase price of that business, which is secured by the assets of the business acquired. This practice is commonly known as leveraging.
One method by which leverage may be used is that the Company would locate an operating business available for sale and arrange for the financing necessary to purchase such business. Acquisition of a business in this manner would enable the Company to participate in a larger venture that its limited funds would permit, or use less of its funds to acquire a business and thereby commit its remaining funds to the operations of the business acquired.

     Leveraging a transaction would involve additional significant risks because the borrowing involved in a leverage transaction will ordinarily be secured by the combined assets of the Company and the business to be acquired. If the combined enterprises are unable to generate sufficient revenues to make payments on the debt incurred to acquire the business, the lender would be able to exercise the remedies provided by law or by contract and foreclose on substantially all of the assets of the Company. Consequently, the Company's participation in a leveraged transaction may significantly increase the risk of loss to the Company. During periods when interest rates are relatively high, the benefits of leveraging are not as great as during periods of lower interest rates, because the investment in the business held on a leveraged basis will only be profitable if it generates sufficient revenues to offset the related debt and other costs of the financing.

     The likelihood of the Company obtaining a conventional bank loan for a leveraged transaction would depend largely on the business being acquired and the business's perceived ability to generate sufficient revenues to repay the debt. Generally, businesses suitable for leveraging transactions are limited to those with income-producing assets that are either in operation or can be placed in operation quickly. The Company cannot predict whether it will be able to locate any such business. In general, the Company will have few, if any, opportunities to examine business where leveraging would be appropriate.

     Even if the Company is able to locate a business where leveraging techniques appear desirable, there is no assurance that financing for the acquisition will be available or, that if it is available, that it will be available on terms advantageous to the Company. Lenders from which the Company may obtain funds for purposes of a leveraged buy- out may also impose restrictions of the future borrowing, dividend, and operating policies of the Company. It is not possible at this time to predict the restrictions, if any which lenders may impose, or the impact of such restrictions on the Company.

Operation of Business After Acquisition

     The Company's participation in the operation of a Target Business after its acquisition will be dependent on the nature of the business and the interest acquired. The
Company is unable to predict whether the Company will be in control of the business or whether present management will be in control of the Company following the acquisition. Any business acquired will involve a variety of risks to investors in this offering, certain of which risk factors have been generally summarized in the "RISK FACTORS" portion of this Prospectus. The specific risks associated with any given business cannot be predicted at the present time.

Governmental Regulation

     It is impossible to predict the effect that government regulation will have on the Company until it has acquired an interest in a business. The use of assets or conduct of businesses which the Company may acquire could subject the Company to environmental, public health and safety, land use, trade, or other governmental regulations and new state or local taxation. In selecting a business in which to acquire an interest, management will endeavor to ascertain, in light of the limited resources of the Company, the effects of such government regulation on the prospective business of the Company. In certain circumstances, however, such as the acquisition of an interest in a new or start-up business activity, it may not be possible to predict with any degree of certainty the impact of government regulation. The inability to ascertain the effect of government regulation on a prospective business activity will increase the risks associated with the acquisition of an interest in such business.

Offices

     The Company utilizes office space at 12146 East
Amherst Circle, Aurora, Colorado 80014, which is being provided by the Company's principal shareholder. The
Company does not and will not pay rent for this office space. The Company, however, will reimburse clerical and office expenses, such as telephone charges, copy charges, overnight courier charges, travel expenses, and similar costs incurred on Company matters, which is estimated will not exceed, on average, $250 per month.

Employees and Advisors

     The Company currently has no employees. Executive officers, who are not compensated for their time contributed to the Company, will devote only such time to the affairs of the Company as they deem appropriate. (See
"MANAGEMENT.") Management of the Company may use consultants, attorneys, and accountants as necessary, and does not anticipate a need to engage any full-time employees so long as it is seeking and evaluating business opportunities related to a Target Business. David M. Summers, legal counsel to the Company, is a shareholder of the Company.
It is expected that the Company will continue to retain the services of Mr. Summers following completion of this offering. The need for employees and their availability will be addressed in connection with a decision whether or not to acquire or participate in a specific business industry.

     SECURITY OWNERSHIP OF MANAGEMENT
        AND PRINCIPAL SHAREHOLDERS

     As of June 30, 1997 there were 1,000,000 shares of the Company's common stock issued and outstanding. The following table sets forth, as of June 30, 1997, the common stock ownership of each person known by the Company to be the beneficial owner of five percent or more of the Company's outstanding capital stock. It also sets forth, as of June 30, 1997, the share ownership of each director and executive officer of the Company, and all of its officers and directors as a group. Each person has sole voting and investment power with respect to the shares shown.

                    Percentage of Outstanding Shares

                                                     After       After
                 No. of      Date      Before      Minimum      Maximum
                 Shares(1)   Acquired   Offering   Offering     Offering

                   (C>
Charles Burton  .  100,000   4/15/97    10.00%      9.75%       9.09%
2903 South Uinta
Street
Denver, Colorado
80231

Roger D. Jones ..    5,000    4/15/97     0.50%      0.49%      0.45%
1519 South
Telluride Street
Aurora, Colorado
80017

Sandra  S.
Steinberg          745,000(2)  6/15/91    74.50%    72.68%      67.72%
12146 East
Amherst Circle
Aurora, Colorado
80014





Daniel C.
Steinberg.. . . . .  50,000        2/20/94           5.00%      4.76%  4.55%
747 East First
Street #210
Denver, Colorado
80203

Jamie L.
Steinberg. . . .     50,000        2/20/94           5.00%     4.76%   4.55%
432 East
Wellington #305
Chicago, Illinois
60657

David M.
Summers. . . . .     50,000        4/15/97          5.00%      4.76%   4.55%
5670 Greenwood
Plaza Blvd.
Suite 422
Englewood,
Colorado  80111

All officers and
directors as a  . . 850,000                        85.00%     82.92%   77.27%
group (3 persons)


(1) Rule 13d-3, promulgated under the 1934 Act which concerns the determination of beneficial owners of securities, includes as beneficial owners of securities, among others, any person who directly or indirectly, through any contract, arrangement, understanding relationship or otherwise has, or shares, voting power and/or investment power with respect to such securities; and, any person who has the right to acquire beneficial ownership of such security within 60 days through means, including, but not limited to, the exercise of any option, warrant or conversion of a security. Any securities not outstanding which are subject to such options, warrants or conversion privileges are deemed to be outstanding for the purpose of computing the percentage of outstanding securities of the class owned by such person, but shall not be deemed to be outstanding for the purpose of computing the percentage of the class by any other person.

(2) Excludes an aggregate of 100,000 shares owned by Mrs. Steinberg's children, Daniel C. Steinberg (50,000 shares) and Jamie L. Steinberg (50,000 shares), for which Mrs. Steinberg disclaims any beneficial ownership interest. All common shares owned by the officers, directors and principal shareholders listed above are "restricted or control securities" and, as such, are subject to limitations on resale. Such shares may be sold pursuant to SEC Rule 144 under certain circumstances. These are no contractual arrangements or pledges of the Company's securities, known to the Company, which may at a subsequent date result in a change of control of the Company.

         DESCRIPTION OF SECURITIES

     Capitalization. The Company's authorized capital stock consists of 100,000,000 shares of $.0001 par value common stock and 10,000,000 shares of .0001 par value preferred stock. No preferred stock has been issued by the Company.

     Common Stock. All shares of common stock have equal voting rights and are not assessable. Voting rights are not cumulative, and, therefore, the holders of more than 50% of the common stock of the Company would be able to elect all of the directors of the Company.

     Upon liquidation, dissolution or winding up of the Company, the assets of the Company, after the payment of liabilities and after the satisfaction of all priority claims by holders of the Company's preferred stock (assuming preferred stock is issued in the future), will be distributed pro rata to the holders of the common stock. The holders of the common stock do not have preemptive rights to subscribe for any securities of the Company, and have no right to require the Company to redeem or purchase their shares. The shares of common stock presently outstanding are, and the shares of common stock to be sold pursuant to this offering will be, upon issuance, fully paid and nonassessable.

     Holders of common stock are entitled to share equally in dividends when, as, and if declared by the Board of Directors of the Company, out of funds legally available therefor, after payment of any dividends then owing to the holders of the Company's preferred stock, if any is outstanding. The Company has not paid any cash dividends on its common stock, and it is unlikely that any such dividends will be declared or paid in the foreseeable future.

     Preferred Stock. The Company is authorized to issue 10,000,000 shares of preferred stock, $.0001 par value. The preferred stock may be issued in series from time to time with such designation, rights, preferences and limitations as the Board of Directors of the Company may determine by resolution. The rights, preferences and limitations of separate series of preferred stock may differ with respect to such matters as may be determined by the Board of Directors, including, without limitation, the rate of dividends, amounts payable on liquidation, sinking fund provisions (if any), conversion rights (if any), and voting rights. It is therefore possible that preferred stock might be issued which would grant dividend preferences and liquidation preferences to preferred shareholders superior to those of the holders of common stock.

     Unless the nature of a particular transaction and applicable statutes require such approval, the Board of Directors has the authority to issue preferred shares without shareholder approval. The issuance of preferred stock may have the effect of delaying or preventing a change in control of the Company.

Dividends

     The Company does not expect to pay dividends prior to the consummation of a Business Combination. Future dividends, if any, will be contingent upon the Company's revenues and earnings, if any, capital requirements and general financial condition subsequent to the consummation of a Business Combination. The payment of dividends subsequent to the consummation of a Business Combination will be within the discretion of the Company's board of directors existing at that time. The Company presently intends to retain all earnings, if any, for use in the Company's business operations and accordingly, the Board does not anticipate declaring any dividends in the foreseeable future.

     CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Related Party Transactions.  Upon formation of the
Company in 1991, Sandra Steinberg acquired 100% of its
outstanding capital stock in exchange for an initial
contribution of $5,000. Mr. Charles Burton and Mr. Roger
Jones acquired their shares from Mrs. Steinberg in January
of 1997.  Mr. Burton paid $2500 for his shares and Mr.
Jones paid $125 for his shares.    (See "SECURITY

OWNERSHIP OF MANAGEMENT AND PRINCIPAL
SHAREHOLDERS and EXECUTIVE COMPENSATION.")

     Mr. Richard Steinberg, spouse of the Company's principal shareholder, provided consulting services to the Company during the period from January 1, 1997 through August 9, 1997 pursuant to terms and conditions of a two year consulting agreement which was prematurely terminated at the Company's request. The Company presently owes Mr. Steinberg $12,000 as payment for services previously rendered under the consulting agreement and an early termination fee. Pursuant to agreements with Mr. Steinberg, no amounts due to him are payable by the Company until consummation of the merger or acquisition of a Target Business.

     As of the date of this Prospectus, the Company's principal shareholder, Mrs. Sandra Steinberg, has loaned the Company in the aggregate amount of $20,000 for the
purpose of paying costs associated with this offering.   This
indebtedness is evidenced by promissory notes which bear interest at the rate of 10% per anum from the date relevant funds were advanced by Mrs. Steinberg. Pursuant to an agreement with Mrs. Steinberg, no amounts due under these promissory notes are payable by the Company until consummation of a merger or acquisition of a Target
Business. (See Financial Statements of the Company included in this Prospectus.)

     Resolving Conflicts of Interest.  The Board of
Directors (the "Board") has determined that the directors of the Company are required to disclose all conflicts of interest and all corporate opportunities to the entire Board of Directors. Any transaction involving a conflict of interest engaged in by the Company shall be on terms not less favorable that could be obtained from an unrelated third party. A director will only be allowed to pursue a corporate opportunity in the event it is first disclosed to the Board and the Board determines that it is not in the Company's best interest to pursue the particular corporate opportunity. (See "RISK FACTORS - Conflicts of Interest.")

          EXECUTIVE COMPENSATION

     As of the date of this Prospectus, none of the Company's executive officers or directors have received any form of monetary compensation from the Company since
November of 1993 other than minimal reimbursements for actual expenses incurred on behalf of the Company.
However, after satisfaction of the requirements of SEC Rule 419 and acquisition of a Target Business, it is anticipated that the Company will fairly compensate its officers and directors for their time and efforts, based on rates that are competitive in the industry, after due consideration of the financial condition and future prospectus of the Company.

     No Stock Option Plans. There are no stock awards, restricted stock awards, stock options, stock appreciation rights, long-term incentive plan compensation or similar rights which have been granted to any of the Company's executive officers or directors. The Company has no retirement, pension profit sharing, stock option, or other plans covering any of its officers and directors. The
Company may adopt one or more stock options plans in the future.

     Employment Contracts. The Company presently has no employment contracts with any of its officers and directors.

     Purchases by Officers, Directors and Principal Shareholders. Officers, directors, and principal shareholders of the Company and persons associated with them may purchase up to fifty percent (50%) of the Shares being offered pursuant to this Prospectus, in a manner consistent with the public offering of the Company's Shares. It is not intended, however, for the proceeds from this offering to be utilized, directly or indirectly, by anyone, including the Company's officers and directors, to purchase any of the Shares offered. To the extent such persons purchase Shares in the offering, the minimum number of Shares required to be purchased by the general public will be reduced by like amount. Purchase of Shares in this offering by officers and directors will result in the Company's current management increasing its control of the Company. Consequently, this offering could close with a substantially greater percentage of shares being held by present shareholders and with lesser participation by the general public than would otherwise be the case. (See "PROSPECTUS SUMMARY" and "SECURITY OWNERSHIP OF MANAGEMENT AND
PRINCIPAL SHAREHOLDERS.")

               LEGAL MATTERS

     Attorneys. The legality of the securities of the Company offered hereby will be passed on for the Company by David M. Summers, Esq., 5670 Greenwood Plaza
Boulevard, Suite 422, Englewood, Colorado  80111.  Mr.
Summers presently owns 50,000 shares of the Company's outstanding capital stock, representing 5% of its current outstanding capital stock, which was acquired from Mrs.
Sandra Steinberg for $1,250 on April 15, 1997.

              TRANSFER AGENT

     The Company has retained Corporate Stock Transfer,
370 17th Street, Suite 2350, Denver, Colorado 80202, as transfer agent for the Company's common stock.

                  EXPERTS

     The financial statements of the Company, as of June
30, 1997, and for the period then ended, included in this Prospectus have been audited by Janet Loss, C.P.A., P.C.,
9101 East Kenyon Avenue, Suite 2000, Denver, Colorado
80237, independent public accountants, as stated in their report appearing herein and elsewhere in the Company's
Registration Statement, and have been so included in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this Amendment No. 1 to its Registration Statement to be signed on its behalf of the undersigned, in the City of Englewood, State of Colorado on August 14, 1997.

                         Franks' Express, Inc.

                    By:  /s/ Charles Burton
                        Charles Burton, President

     In accordance with the requirements of the Securities
Act of 1933, this Amendment No. 1 to Form SB-2
Registration Statement was signed by the following persons in the capacities and on the dates indicated.


Date:  August 14, 1997          /s/ Charles Burton
                    Charles Burton, President, Chief Executive Officer,
                     Principal Financial Officer and Director


Date:  August 14, 1997     /s/ Roger D. Jones
                    Roger D. Jones, Secretary and Director


Date:  August 14, 1997     /s/ Sandra S. Steinberg
                    Sandra S. Steinberg,  Treasurer,
                     Principal Accounting
                     Officer and Director

               EXHIBIT INDEX


Exhibit No.    Title                                 Page

    1.1     Selected Dealers Agreement . . . . . .
    1.2. .  Escrow Agreement . . . . . . . . . . .
    3.1. .  Restated and Amended Articles of Incorporation .
    3.2. .  By-Laws. . . . . . . . . . . . . . . .
    5.0. .  Opinion of David M. Summers, Esq.
            regarding legality. . . . . . . . . . . . .
    23.1  Consent of David M. Summers, Esq.. . . .
    23.2  Consent of Janet Loss, C.P.A., P.C.. . . . .
    99.1  Subscription Agreement . . . . . . . . .

 . . . . . . . . . . . PART II
       INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers.

     Section 7-3-101.5 of the Colorado Revised Statutes enables a
Colorado corporation to indemnify its officers, directors, employees and agents liabilities, damages, costs and expenses for which they are liable in their Official Capacities (as defined by this statute) if they acted in good faith and had no reasonable basis to believe their conduct was not in the best interest of the Registrant or was illegal.

     Article IX of Registrant's Articles of Incorporation limits the liability of directors to the fullest extent provided by Colorado law.

     Article V of the Registrant's Bylaws provide indemnification to officers, directors, employees and agents to the fullest extent provided by Colorado law.

     The Form of Selected Dealers Agreement attached hereto as Exhibit
1.1 provides indemnification to officers and directors of the Registrant under certain conditions.


Item 25.  Other Expenses of Issuance and Distribution.

          SEC Registration Fee . . . . . . . . .  $ 30
          National Association of Securities
            Dealers, Inc. Fee  . . . . . . . . . . 100
          State qualification expenses
            (including legal fees) . . . . . . .   500*
          Printing expenses. . . . . . . . . . .   300*
          Legal fees and expenses. . . . . . . .20,000*
          Auditors' fees and expenses  . . . .   2,500*
          Transfer agent and registrar fees  . . 1,200*
          NASDAQ listing fee . . . . . . . . . . 6,100*
          Miscellaneous expenses . . . . . . .     270*
          Total  . . . . . . . . . . . . . . . $31,000

*  Estimated

Item 26.  Recent Sales of Unregistered Securities.

Not Applicable

Item 27.  Exhibits

          Exhibit
          Number         Description of Exhibits

          1.1       Form of Selected Dealers Agreement
          1.2*      Escrow Agreement
          3.1       Restated and Amended Articles of
                    Incorporation
          3.2       By-Laws
          5.1*      Opinion of David M. Summers, Esq. regarding
                    legality
          23.1*          Consent of David M. Summers, Esq
          23.2      Consent of Janet Loss, C.P.A., P.C.
          99.1*          Subscription Agreement

* To be filed by Amendment

Item 28.  Undertakings.

     Insofar as indemnification for liabilities arising under the Securities Act of 1993 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The small business issuer will:

     (1) For determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the small business issuer under the Rule 424(b)(1) or
(4) or 497(h) under the Securities Act as part of this registration statement as of the time the Commission declared it effective.

     (2) File, during any period in which the Company offers or sells securities, a post-effective amendment to the registration statement to:

          (i) Include any prospectus required by section 10(a)(3) of the Securities Act.

          (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) Include any additional or changed material information on the plan of distribution.

     (3) For determining any liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (4) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

           FRANKS' EXPRESS, INC.

               AUDIT REPORT

               June 30, 1997

       Index to Financial Statements

                                    Page

Independent Auditor's Report . . . . F-2

Balance Sheet. . . . . . . . . . . . F-3

Statement of Operations. . . . . . . F-4

Statement of Stockholders' Equity. . F-5

Statement of Cash Flows. . . . . . . F-6

Notes to Financial Statements.  . . .F-7


         Janet Loss, C.P.A., P.C.
        Certified Public Accountant
    9101 East Kenyon Avenue, Suite 2000
          Denver, Colorado 80237

         Janet Loss, C.P.A., P.C.
        Certified Public Accountant
    9101 East Kenyon Avenue, Suite 2000
          Denver, Colorado  80237
               303-220-0227



Board of Directors
Franks' Express, Inc.

I have audited the accompanying balance
sheet of Franks' Express, Inc., as of
June 30, 1997, and the related statements of operations, stockholders' equity
(deficit) and cash flow for the three
months ended June 30, 1997.  These
financial statements are the
responsibility of the Company's
management.  My responsibility is to
express an opinion on these financial
statements based on my audit.

I conducted my audit in accordance with
generally accepted accounting standards.
These standards require that I plan and
perform the audit to obtain reasonable
assurance about whether the financial
statements are free of material
misstatement.  An audit also includes
assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
I believe that my audit provides a
reasonable basis for my opinion.

In my opinion, the financial statements
referred to alone present fairly, in all material respects, the financial position of Franks' Express, Inc. as of June 30,
1997, and the results of its operations
and its cash flows for the three months
ended June 30, 1997.

The accompanying financial statements
have been prepared assuming that the
Company will continue as a going concern.
As discussed in Note V to the financial
statements, the Company has suffered
recurring losses and has limited capital that raises substantial doubt about the entity's ability to continue as a going concern.

/S/  JANET LOSS, C.P.A., P.C.
Janet Loss, C.P.A., P.C.

August 5, 1997

                FRANKS' EXPRESS, INC.

            Form 10-Q5B Quarterly Report

Table of Contents

Part I - Financial Statements

     Item 1 - Financial Statements
     Condensed Balance Sheets as June 30,
     1997 and December 31, 1996

     Condensed Statements of Operations for
     the three and six months ended June 30,
     1997 and 1996

     Condensed Statements of Stockholders'
     Equity (Deficit)

     Condensed Statements of Cash Flows for the six months ended June 30, 1997 and 1996

     Notes to Condensed Financial Statements

     Item 2 - Management's Discussion and Analysis or Plan of Operations

Part II - Other Information (Not Applicable)

                FRANKS' EXPRESS, INC.
        Condensed Balance Sheets (Unaudited)
                        June 30,   December 31,
                        1997           1996

ASSETS

CURRENT ASSETS:
     Cash in Checking    $ 5,357    $     1

OTHER ASSETS:
     IPO Assets           20,917    $     0

     TOTAL ASSETS        $26,274    $     1

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
     Accounts Payable    $ 7,000     $ ---
     Accrued Interest        308       ---
     Accrued Expenses      6,000       ---
     Stockholder's Loan   20,000     $ ---

     TOTAL CURRENT
     LIABILITIES         $33,308     $ ---

STOCKHOLDERS' EQUITY
(DEFICIT):
     Common Stock, no par
     value 100,000,000
     shares authorized
     1,000,000 shares
     issued and
     outstanding         $ 5,000    $ 5,000

     Deficit             (12,034)   ( 4,999)

     TOTAL STOCKHOLDERS'
     EQUITY (DEFICIT)    ( 7,034)          1

     TOTAL LIABILITIES AND
     STOCKHOLDERS' EQUITY
     (DEFICIT)           $26,274    $      1




The accompanying notes are an integral part of the financial statements.

                FRANKS' EXPRESS, INC.
   Condensed Statements of Operations (Unaudited)

                For the Three     For the Six
                 Months Ended:    Months Ended:
               June 30, June 30,   June 30, June 30,
                  1997     1996       1997     1996
REVENUES:
  Sales        $ ---     $  ---     $ ---     $ ---
OPERATING
EXPENSES:
  Bank Charges      6       ---     $    27     ---
  Consulting
  Fees          3,000       ---       6,000     ---
  Filing Fees     100       ---         100     ---
  Legal and
  Accounting                ---         600     ---

TOTAL OPERATING
EXPENSES       $ 3,106      ---       6,727     ---

NET INCOME (LOSS)
BEFORE
OTHER INCOME &
EXPENSES       (3,106)   $  ---     $(6,727)    ---
OTHER INCOME &
(EXPENSES):
  Interest
  (Expense)    (  289)     ---       (  308)    ---

NET INCOME
(LOSS)        $(3,395)  $  ---     $(7,035)  $ ---

NET INCOME
(LOSS) PER
SHARE OF COMMON
STOCK         (  .003)  $ N/A      $( .007)  $ N/A




The accompanying notes are an integral part of the financial statements.


                FRANKS' EXPRESS, INC.
Condensed Statement of Stockholders' Equity  (Deficit)
       For the Six Months Ended June, 30, 1997

                    Total
          Common    Common           Stockholders'
          Stock     Stock               Equity
          Number of Amount   (Deficit)  (Deficit)
Balance,
January 1,
1997        1,000   $ 5,000  $( 4,999)    $    1

April 30,
1997
1,000 to
1 forward
stock
split of
common
stock      999,000

Net Loss
for Six
Months
Ended
June 30,
1997                            ( 7,035)    ( 7,035)

Balance,
June 30,
1997     1,000,000    $ 5,000  $(12,034)    $(7,034)















The accompanying notes are an integral part of the financial statements.


                FRANKS' EXPRESS, INC.
   Condensed Statements of Cash Flows (Unaudited)

                    For the Three  For the Six
                    Months Ended:  Months Ended:
                    June 30, 1997  June 30, 1996
Net (Loss)          $(7,035)       $  ---

Changes in Operating
assets and liabilities

Increase in Current
Liabilities          33,308           ---

Net cash provided
by Operating
Activities           26,273        $  ---

Cash Flows From (To)
Investing Activities:
  IPO Expenditures   20,917           ---

  Net Increase in
  Cash                5,356           ---

  Cash, January 1,
  1997 and 1996           1              1

  Cash, June 30,
  1997 and 1996     $ 5,357        $     1




The accompanying notes are an integral part of the financial statements.

                FRANKS' EXPRESS, INC.

            NOTES TO FINANCIAL STATEMENTS

NOTE I - HISTORY AND SUMMARY OF SIGNIFICANT
ACCOUNTING POLICIES
Franks' Express, Inc., a Colorado Corporation, was incorporated May 17, 1991, for the purpose of engaging in the restaurant business. The Company ceased its restaurant operations in November of 1993 and has been inactive until 1997. In 1997, the company is in the process of beginning operations in the consulting business with medium sized businesses.

     Year End
     The Company has elected a calendar year-end.

     Accounting Method
     The Company records income and expenses on the accrual method.

NOTE II - COMMITMENTS
The Company has a consulting service agreement commencing January 2, 1997. The Company has agreed to pay $1,000 per month for consulting services as well as all customary and reasonable pre-approved business expenses related to performance of the Contractor's obligations under this agreement.

NOTE III - SUBSEQUENT EVENT
On April 30, 1997, the Company issued a 1,000 to 1 forward stock split for common stock. Thus, the total common stock authorized changed from 50,000 to 100,000,000; and from no par value to $.0001 par value.

NOTE IV - RELATED PARTIES
The Company maintains its office in space provided by the Company's treasurer pursuant to an oral agreement on a rent free basis with reimbursement for out of pocket expenses, such as telephone.

NOTE V - GOING CONCERN
The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern. The
Company's ability to continue as a going concern is dependent upon the Company's ability to obtain financing.



















































     No dealer, salesperson or any other person has been authorized to give any information or to make any representations in connection with this offering other than those contained in this Prospectus and, if given or made, such information or representations must not be relied on as having been authorized by the Company. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy any security other than the securities offered by this Prospectus, or an offer to sell or a solicitation of an offer to buy any securities by any person in any jurisdiction in which such offer or solicitation is not authorized or is unlawful. The delivery of this Prospectus shall not under any circumstances create any implication that the information herein is correct as of any time subsequent to the date of this Prospectus.


                  TABLE OF CONTENTS

                        Page

Prospectus Summary . . .  1
Risk Factors . . . . . .  7
Dilution . . . . . . . . 20
Comparative Data . . . . 22
Use of Proceeds. . . . . 22
Plan of Distribution . . 24
Legal Proceedings. . . . 25
Management . . . . . . . 26
Business . . . . . . . . 27
Security Ownership of
Management and
Principal Shareholders. .34
Description of
Securities . . . . . . . 35
Certain Relationships
and Related Party
Transactions . . . . . . 36
Executive Compensation.  37
Legal Matters. . . . . . 38
Transfer Agent . . . . . 38
Experts. . . . . . . . . 38
Index to Financial
Statements.  . . . . . .F-1


Until       , 1997 (25 days after the date of this Prospectus),
all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus. This is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.















                      $100,000


                FRANKS' EXPRESS, INC.

                   100,000 Shares














                     PROSPECTUS














                                 , 1997